SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant      .

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 X .  Definitive Proxy Statement

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     .  Soliciting Material Under Rule 14a-12

GREEN PLAINS RENEWABLE ENERGY, INC.

(Name of Registrant as Specified In Its Charter)

__________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 23, 2009

Dear Stockholder,

You are cordially invited to attend the 2009 Annual Meeting of Stockholders of Green Plains Renewable Energy, Inc. to be held at 10:00 a.m., Central Time, on Thursday, May 7, 2009 at the Hilton Omaha Hotel located at 1001 Cass Street, Omaha, Nebraska.

A Notice of Annual Meeting of Stockholders, Proxy Statement containing information about matters to be acted upon and Proxy Card are enclosed. Stockholders are entitled to vote at the Annual Meeting on the basis of their shares of stock owned on the “record date” as explained in the attached Notice of Annual Meeting and Proxy Statement.

Please use this opportunity to take part in the affairs of your company. Whether or not you plan to attend the annual meeting, please complete, date, sign and return the accompanying Proxy Card in the enclosed postage-paid envelope, or vote via the Internet or telephone. Please refer to the enclosed Proxy Card for instructions on voting via the Internet or telephone or, if your shares are registered in the name of a broker or bank, please refer to the information forwarded by the broker or bank to determine if Internet or telephone voting is available to you. If you attend the Annual Meeting of Stockholders, you may nevertheless revoke the proxy and vote in person even though you previously mailed the enclosed Proxy Card.

On behalf of the Board of Directors, we appreciate your continued interest in your company.

Sincerely,

/s/ Wayne B. Hoovestol

Wayne B. Hoovestol

Chairman of the Board of Directors

GREEN PLAINS RENEWABLE ENERGY, INC.

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held on May 7, 2009

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The 2009 Annual Meeting of Stockholders (the “Annual Meeting”) of Green Plains Renewable Energy, Inc. (the “Company”) will be held at 10:00 a.m., Central Time, on Thursday, May 7, 2009 at the Hilton Omaha Hotel located at 1001 Cass Street, Omaha, Nebraska, for the following purposes:

1.

To elect four directors to serve three-year terms that expire at the 2012 annual meeting; and

2.

To ratify and approve adoption of the Green Plains Renewable Energy, Inc. 2009 Equity Incentive Plan; and

3.

To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Company has fixed the close of business on April 6, 2009 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. Each share of the Company’s Common Stock is entitled to one vote on all matters presented at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the 2009 Annual Meeting of Stockholders.  Pursuant to new rules promulgated by the Securities and Exchange Commission, we have elected to provide access to our proxy materials both by: (i) sending you this full set of proxy materials, including a Proxy Card; and (ii) notifying you of the availability of our proxy materials on the Internet. This Notice and Proxy Statement and our Annual Report may be accessed at www.proxyvote.com. You will need the control number from your Proxy Card to view the materials.

ALL HOLDERS OF THE COMPANY’S COMMON STOCK (WHETHER THEY EXPECT TO ATTEND THE ANNUAL MEETING OR NOT) ARE REQUESTED TO PROMPTLY COMPLETE, DATE, SIGN AND RETURN THE PROXY CARD ENCLOSED WITH THIS NOTICE OR VOTE VIA THE INTERNET OR TELEPHONE. THIS WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE MEETING. IT WILL, HOWEVER, HELP ASSURE ATTAINMENT OF A QUORUM AND AVOID ADDED PROXY SOLICITATION COSTS. FOR FURTHER DETAILS, SEE “PROXY VOTING AND REVOCABILITY OF PROXIES” IN THE PROXY STATEMENT.

By Order of the Board of Directors,

/s/ Jerry L. Peters

Jerry L. Peters

Corporate Secretary

April 23, 2009

GREEN PLAINS RENEWABLE ENERGY, INC.

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PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

to be held on May 7, 2009

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INTRODUCTION

This Proxy Statement is being furnished to holders of Green Plains Renewable Energy, Inc. (the “Company”) common stock, $0.001 par value per share (the “Common Stock”), in connection with the solicitation by and on behalf of the Board of Directors (the “Board”) of the Company of proxies to be used at the 2009 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held at 10:00 a.m., Central Time, on Thursday, May 7, 2009 at the Hilton Omaha Hotel located at 1001 Cass Street, Omaha, Nebraska, and any adjournment or postponement thereof. A copy of the Company’s annual report to stockholders, which includes the Company’s consolidated financial statements for the nine-month transition period ended December 31, 2008 (the “Annual Report”), accompanies this Proxy Statement. This Proxy Statement, the Notice of Annual Meeting of Stockholders, the accompanying Proxy Card and the Annual Report are being first mailed to holders of the Company’s Common Stock on or about April 23, 2009.

The Company’s principal executive offices are located at 9420 Underwood Avenue, Suite 100, Omaha, Nebraska 68114.

Record Date, Outstanding Shares and Quorum

The Company has fixed the close of business on April 6, 2009 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof (the “Record Date”). There were 24,904,708 shares of Common Stock issued and outstanding at the close of business on the Record Date. The Company held no shares of Common Stock as treasury stock on the Record Date. Holders of record of the Company’s Common Stock on the Record Date are entitled to cast one vote per share, exercisable in person or by properly executed proxy, with respect to each matter to be considered by them at the Annual Meeting.

The presence, in person or by properly executed proxy, at the Annual Meeting of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote shall constitute a quorum. Proxies representing a stockholders’ shares or ballots which are marked to “withhold authority” with respect to the election of the nominees for election as Directors will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting and for purposes of voting for the election of the Directors. Because the Proxy Card states how the shares will be voted in the absence of instructions by the stockholder, executed proxies bearing no instructions by the stockholder will be counted as present for quorum purposes and for the purpose of voting on Proposals 1 and 2.

Proxy Voting and Revocability of Proxies

Common Stock shares, represented by the proxies received pursuant to this solicitation and not timely revoked, will be voted at the Annual Meeting in accordance with the instructions indicated in properly executed proxies. If no instructions are indicated, such shares will be voted as recommended by the Board. If any other matters are properly presented to the Annual Meeting for action, the person(s) named in the enclosed form(s) of proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment. Broker non-votes and abstentions are not treated as votes cast for purposes of any of the matters to be voted on at the meeting. A holder of Common Stock who has given a proxy may revoke it prior to its exercise by providing written notice of revocation or a later-dated proxy to the Secretary of the Company at any time before the closing of the polls at the meeting, or by voting in person at the meeting. Any written notice revoking a proxy should be sent to: Green Plains Renewable Energy, Inc., Attention: Jerry L. Peters, Corporate Secretary, 9420 Underwood Avenue, Suite 100, Omaha, Nebraska 68114. Attendance in person at the Annual Meeting does not itself revoke a proxy; however, any stockholder who attends the Annual Meeting may revoke a previously-submitted proxy by voting in person.

Stockholders whose shares of Common Stock are registered directly with the Company’s transfer agent, Action Stock Transfer, may vote via the Internet or telephone. Stockholders should refer to the enclosed Proxy Card for instructions on voting via the Internet or telephone. The Internet and telephone voting facilities for stockholders of record will close at 11:59 p.m., Eastern Time, on May 6, 2009. Stockholders whose shares are registered in the name of either a broker or bank should refer to the information forwarded by either the broker or bank to determine if Internet or telephone voting is available to them.

Expenses and Methods of Solicitation

The Company will bear the expense of soliciting proxies. In addition to the use of the mail, proxies may be solicited personally, or by telephone or other means of communications, by directors, officers and employees of the Company and its subsidiaries, who will not receive additional compensation therefor. The Company will reimburse banks, brokerage firms and nominees for their reasonable expenses in forwarding proxy solicitation materials to beneficial owners of shares held of record by such banks, brokerage firms and nominees. The Company has retained Broadridge Financial Solutions, Inc. to assist with its solicitation of proxies at a cost of approximately $10,000, plus normal out-of-pocket expenses.

Vote Required

The affirmative vote of a plurality of the votes cast at the Annual Meeting by the holders of the Common Stock, assuming a quorum is present, is required to elect each Director. The four persons receiving the greatest number of votes at the Annual Meeting shall be elected as Directors. Since only affirmative votes count for this purpose, broker non-votes and abstentions will not affect the outcome of the voting on Proposal 1. The affirmative vote of a majority of the voting power of shares present, in person or by proxy and entitled to vote is required to approve Proposal 2. Abstentions and broker non-votes will not affect the outcome of the voting on Proposal 2.

PROPOSAL 1

ELECTION OF DIRECTORS

Board of Directors

Prior to and following our October 15, 2008 merger with VBV LLC and its subsidiaries (the “VBV merger transaction”), the Company was governed by a nine-member Board of Directors. Pursuant to the merger transaction, two wholly-owned subsidiaries of NTR plc, Bioverda International Holdings Limited and Bioverda U.S. Holdings LLC (the “Bioverda entities”), together have the right, as long as they collectively own at least 33.5% of our outstanding Common Stock, to designate four individuals to be nominated for election as Directors. The Bioverda entities’ initial designees were Jim Anderson, Jim Barry, James Crowley and Michael Walsh. Similarly, as long as Wilon Holdings S.A. (“Wilon”) owns at least 2.5% of our outstanding Common Stock, it will have the right to designate one individual to be nominated for election as a Director. Wilon’s initial designee was Alain Treuer. Directors Gordon Glade, Gary Parker, Brian Peterson and Wayne Hoovestol continued to serve on the Board after the merger. Thereafter, except for the Bioverda entities’ and Wilon’s designees, the directors will be nominated for election by the shareholders in accordance with our bylaws and nominating committee procedures, as outlined below.

The Board currently consists of ten members. On March 10, 2009, the Board amended the Company’s bylaws to authorize an increase in the number of Board members from nine to ten. At that time, they appointed Todd A. Becker, President and Chief Executive Officer, to this additional Board position. The Company’s amended bylaws authorize a range of not less than one nor more than ten Directors, with the exact number determined by the Board. The Company’s Board is currently divided into three groups. One group of Directors is elected at each annual meeting of stockholders for a three-year term. Each year a different group of Directors is elected on a rotating basis. Jim Barry, Todd Becker, Brian Peterson and Alain Treuer are up for re-election at the 2009 Annual Meeting (to serve until the 2012 annual meeting or until their respective successors shall be elected and qualified). The terms of James Crowley, Gordon Glade and Gary Parker expire at the 2010 annual meeting. The terms of Jim Anderson, Wayne Hoovestol and Michael Walsh expire at the 2011 annual meeting.

Nominees for Election as Directors

The Board has nominated for re-election as Directors Jim Barry, Todd Becker, Brian Peterson and Alain Treuer each to serve a term that expires at the 2012 annual meeting. The address for all Director nominees is 9420 Underwood Avenue, Suite 100, Omaha, Nebraska 68114. The person named in the accompanying Proxy Card intends to vote such proxy for the election of the nominees named below as Directors of the Company (each of whom are current Directors of the Company) unless the stockholder indicates on the Proxy Card that the vote should be withheld or contrary directions are indicated. If the Proxy Card is signed and returned without any direction given, the votes represented by the Proxy Card will be voted for the election of the four nominees. If the nominee should be unavailable for election, the Board may designate a substitute nominee. It is intended that proxy votes will be cast for the election of such substitute nominee, but the Board of Directors has no reason to doubt the availability of any of the nominees and each has indicated his willingness to serve if so elected. Proxies may not be voted for more than the four Director nominees set forth below. The four persons receiving the greatest number of votes at the Annual Meeting shall be elected as Directors.

The Board has determined that the nominees listed below as “Independent Directors” meet the independence standards of the Nasdaq Stock Exchange and the U.S. Securities and Exchange Commission (“SEC”). In contrast, the nominee listed below as an “Interested Director” does not meet such independence standards. Stockholder nominations of persons for election as Directors are subject to the notice requirements described under the caption “Other Matters” appearing later in this proxy statement.

Independent Directors

Certain information regarding our Independent Director nominees as of April 6, 2009 is as follows:

JIM BARRY, 41, who was appointed to the Board of Directors on October 15, 2008 as a part of the VBV merger transaction, also serves as Chairman of the Board’s Nominating Committee. Mr. Barry was appointed Chief Executive Officer of NTR plc, a leading international environmental and energy company, in June 2000 after serving as Assistant Chief Executive and General Manager, Development. Prior to joining NTR plc, he worked with Bain and Company, a global consulting firm, and in the investment banking division of Morgan Stanley International. Mr. Barry is on the Council of Patrons of Special Olympics Ireland and is a board member of The Ireland Funds. He also sits on a number of Advisory Boards related to activities at Harvard Business School and University College Cork. Mr. Barry has a Masters degree in Business Administration from the Harvard Business School and a Bachelor of Commerce degree from University College Cork.

BRIAN PETERSON, 45, who has served as a Director since 2005, was named to the Board’s Audit Committee in March 2009. Mr. Peterson also served as Executive Vice President in charge of site development from 2005 to October 2008. Mr. Peterson was the sole founder and owner of Superior Ethanol LLC, which was acquired by the Company in 2006. For the last twenty-three years, he has owned and operated grain farming entities which now include acreages in Iowa, Arkansas and South Dakota. Additionally, he built, owns and operates a beef feedlot in northwest Iowa. Mr. Peterson has a Bachelor of Science degree in Agricultural Business from Dordt College.

ALAIN TREUER, 36, who was appointed to the Board of Directors as a part of the VBV merger transaction on October 15, 2008, also serves as Chairman of the Board’s Compensation Committee. Mr. Treuer is Chairman and Chief Executive Officer of Tellac Reuert Partners (TRP) SA, a global Investment and Financial Consulting firm. He was appointed Chief Executive in 2004 and become Chairman in 2005. Mr. Treuer has also controlled Wilon Holdings S.A. since 2006. Prior to joining TRP SA, he was Chairman of TIGC, a global telecommunications company that he founded in 1992 and sold in 2001. Mr. Treuer has a Masters degree in Business Administration from the Graduate School of Business at Columbia University in New York and a Bachelor of Economics degree from the University of St. Gallen in Switzerland.

Interested Director

Certain information regarding our Interested Director nominee as of April 6, 2009 is as follows:

TODD BECKER, 43, was named President and Chief Executive Officer of the Company on January 1, 2009, and was appointed as a Director on March 10, 2009. Mr. Becker served as the Company’s President and Chief Operating Officer from the closing of the VBV merger transaction on October 15, 2008 to December 31, 2008. Mr. Becker had served as Chief Executive Officer of VBV since May 2007. Mr. Becker was Executive Vice President of Sales and Trading at Global Ethanol from May 2006 to May 2007. He had responsibility for setting up the commercial operations of the company. Prior to that, he worked for ten years with ConAgra Foods in various management positions including Vice President of International Marketing for ConAgra Trade Group and President of ConAgra Grain Canada. Mr. Becker has over 20 years of related experience in various commodity processing businesses, risk management and supply chain management. In addition, he has extensive international trading experience in agricultural markets. Mr. Becker has a Masters degree in Finance from the Kelley School of Business at Indiana University and a Bachelor of Science degree in Business Administration with a Finance emphasis from the University of Kansas.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES NAMED HEREIN.

Continuing Directors

The address for all Directors is 9420 Underwood Avenue, Suite 100, Omaha, Nebraska 68114. The Board has determined that the continuing Directors listed below as “Continuing Independent Directors” meet the independence standards of the Nasdaq Stock Exchange and the SEC. In contrast, the continuing Directors listed below as “Continuing Interested Directors” do not meet such independence standards.

Continuing Independent Directors

Certain information regarding our Independent Directors whose terms are continuing after the 2009 Annual Meeting as of April 6, 2009 is as follows:

JIM ANDERSON, 51, who was appointed to the Board of Directors as a part of the VBV merger transaction on October 15, 2008, also serves on the Board’s Audit and Compensation Committees. Mr. Anderson joined United Malt Holdings (“UMH”), a producer of malt for use in the brewing and distilling industries, as a member of the Board and Chief Executive Officer in September 2006. Prior to that, beginning in April 2003, he served as Chief Operating Officer / Executive Vice President of CT Malt, a joint venture between ConAgra Foods and Tiger Brands of South Africa. Mr. Anderson’s extensive experience in the agricultural processing and trading business includes serving as Senior Vice President and then President of ConAgra Grain Companies. His career also spans time with the firm Ferruzzi USA and as an Operations Manager for Pillsbury Company. Mr. Anderson has a Bachelor of Arts degree with a Finance emphasis from the University of Wisconsin - Platteville.

JAMES CROWLEY, 62, who was appointed to the Board of Directors as a part of the VBV merger transaction on October 15, 2008, also serves as Chairman of the Board’s Audit Committee. Mr. Crowley has been the Chairman and Managing Partner of Old Strategic, LLC since July 2006. His previous experience includes service as Chairman and Managing Partner of Strategic Research Institute, which he co-founded in 1993, President of Global Investment and Merchant Banking at Prudential Securities, and investment banking at Smith Barney Harris Upham & Co. He currently serves on the board and is audit committee chair of Core Molding Technologies and has served on a number of educational and not-for-profit boards. Mr. Crowley has a Masters degree in Business Administration from the Wharton Graduate School of Business at the University of Pennsylvania and a Bachelor of Science degree in Business Administration from Villanova University.

GORDON GLADE, 38, who has served as a Director since December 2007, also serves on the Board’s Audit and Nominating Committees. For more than the past five years, Mr. Glade has served as President and Chief Executive Officer of AXIS Capital, Inc., a commercial equipment leasing company. In addition, he is a current investor in several other ethanol companies. Mr. Glade also serves as Vice President and a director of the Edgar Reynolds Foundation and as a director of the Brunswick State Bank. Mr. Glade has a Bachelor of Science degree in both Accounting and Finance from Texas Christian University.

GARY PARKER, 59, who has served as a Director since November 2007, also serves on the Board’s Compensation and Nominating Committees. Mr. Parker is the President, Chief Executive Officer and owner of GP&W Inc., d/b/a Center Oil Company, of St. Louis, Missouri, which he founded in 1986 to market gasoline and other petroleum products. Mr. Parker is also the founder of Center Ethanol Company LLC, which owns a 54 million gallon ethanol plant with rail and barge access on the Mississippi River, located in Sauget, Illinois. He also serves on the board of Reliance Bancshares Inc., a publicly-traded bank holding company. Mr. Parker has a Bachelor of Science degree in Business Administration from Wichita State University.

MICHAEL WALSH, 52, who was appointed to the Board of Directors on October 15, 2008 as a part of the VBV merger transaction, also serves on the Board’s Compensation Committee. Mr. Walsh was appointed Group Finance Director of NTR plc in February 2003. Prior to that, he was Group Finance Director and Company Secretary of Musgrave Group plc for ten years. Mr. Walsh also holds a number of other non-executive directorships for foreign companies. He is a Chartered Accountant who worked with PricewaterhouseCoopers in both Dublin and London. Mr. Walsh has a Bachelor of Commerce degree from University College Cork.

Continuing Interested Director

Certain information regarding our Interested Director whose term is continuing after the 2009 Annual Meeting as of April 6, 2009 is as follows:

WAYNE HOOVESTOL, 51, has served as a Director since March 2006 and as Chairman of the Board since October 15, 2008. Mr. Hoovestol served as Chief Operating Officer from January 2007 to February 2007, and as Chief Executive Officer from February 2007 to December 2008 (he resigned from this position effective January 1, 2009). He was appointed as Chief Strategy Officer in March 2009. Mr. Hoovestol began operating Hoovestol Inc., a trucking company, in 1978 and he later formed an additional trucking company, which he subsequently sold so he could devote a substantial majority of his time to the leadership and strategic oversight of our business. Mr. Hoovestol became involved with ethanol as an investor in 1995, and has served on the boards of two other ethanol companies.

GENERAL INFORMATION REGARDING THE BOARD AND ITS COMMITTEES

Board Meetings, Directors’ Attendance and Stockholder Communications

The Board held twelve meetings during the thirteen-month period from December 1, 2007 to December 31, 2008 (the “2008 transition period”). Meetings were conducted via teleconference or in person. No incumbent Director attended fewer than seventy-five percent (75%) of the Board meetings and the committee meetings held on which an incumbent Director served during this period. The Company’s policy is to encourage, but not require, Board members to attend annual shareholder meetings. All Board members attended the 2008 annual meeting.

Stockholders who would like to send communications to the Board may do so by submitting such communications to: Green Plains Renewable Energy, Inc., Attention: Jerry L. Peters, Corporate Secretary, 9420 Underwood Avenue, Suite 100, Omaha, Nebraska 68114. The Board suggests, but does not require, that such submissions include the name and contact information of the stockholder making the submission and a description of the matter that is the subject of the communication. Mr. Peters will then furnish such information to the Board for review.

Board Committees

The Board has standing Audit, Compensation and Nominating Committees.

Audit Committee

The Company has a separately designated standing Audit Committee established in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934 (the “Exchange Act”). The Audit Committee Charter was revised in March 2009 and is attached as Appendix B hereto. The Audit Committee Charter is also posted on the Company website at www.gpreinc.com. The Audit Committee Charter is reviewed, revised and updated on an annual basis. During the 2008 transition period, the Audit Committee held six meetings via teleconference or in person. The minutes of Audit Committee meetings are filed with the records of the Company.

The Audit Committee is currently comprised of four Directors, all of whom meet the applicable independence standards of the Nasdaq Stock Market and the SEC (“Independent Directors”). Additionally, pursuant to the Audit Committee Charter, the Independent Directors must be “free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a committee member.” The Audit Committee is currently comprised of Independent Directors Jim Anderson, James Crowley, Gordon Glade and Brian Peterson, with Mr. Crowley serving as Chairman. Messrs. Anderson, Crowley and Glade were appointed by the Board on October 15, 2008, and Mr. Peterson was appointed to the Audit Committee on March 10, 2009. Mr. Crowley has been determined to be an audit committee financial expert as defined in Rule 407(d)(5) of Regulation S-K. Former Directors David Hart, Steve Nicholson, Robert Vavra and Michael Warren served on the Audit Committee until their resignation from the Board on October 15, 2008, with Mr. Vavra serving as Chairman and Mr. Nicholson serving as Secretary of the Audit Committee until that time.

The function of the Audit Committee, as detailed in the Audit Committee Charter, is to provide assistance to the Board in fulfilling its responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices, and the quality and integrity of the financial reports of the Company. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the Directors, the independent auditors and Company management. Upon self-evaluation and review, the Audit Committee has determined that all requirements were satisfied during the 2008 transition period.

Compensation Committee

The Compensation Committee was organized in November 2005. The Compensation Committee Charter is posted on the Company website. The Compensation Committee sets the overall compensation principles for the Company, subject to annual review. The Compensation Committee may not delegate its authority. However, the Compensation Committee may retain counsel or consultants as necessary. The Compensation Committee must meet at least twice a year. During the 2008 transition period, the Compensation Committee met four times via teleconference or in person. The minutes of Compensation Committee meetings are filed with the records of the Company.

The Compensation Committee is comprised of four Independent Directors. The Independent Directors must meet the independence standards of the Nasdaq Stock Exchange and the SEC. Additionally, pursuant to the Compensation Committee Charter, the Independent Directors must be “free of any relationship that in the opinion of the Board of Directors would interfere with their exercise of the independent judgment as a committee member.” The Compensation Committee is currently comprised of Independent Directors, Jim Anderson, Gary Parker, Alain Treuer and Michael Walsh, with Mr. Treuer serving as Chairman. Messrs. Anderson, Treuer and Walsh were appointed to the Compensation Committee on October 15, 2008, while Mr. Parker was appointed in November 2007. Former Directors David Hart and Steve Nicholson served on the Compensation Committee until their resignation from the Board on October 15, 2008, with Mr. Hart serving as Chairman and Mr. Nicholson serving as Secretary of the Compensation Committee until that time.

The Compensation Committee establishes the Company’s general compensation policy and, except as prohibited by law, may take any and all actions that the Board could take relating to compensation of Directors, executive officers, employees and other parties. The Compensation Committee’s role is to (i) evaluate the performance of the Company’s executive officers, (ii) set compensation for Directors and executive officers, (iii) make recommendations to the Board on adoption of compensation plans and (iv) administer Company compensation plans. When evaluating potential compensation adjustments, the Compensation Committee solicits and considers input provided by the Chief Executive Officer relating to the performance and/or contribution to the Company’s overall performance by executive officers and other key employees.

Nominating Committee

The Nominating Committee was organized in November 2005. The Nominating Committee Charter is posted on the Company’s website. The Nominating Committee’s role is to identify and recommend candidates for positions on the Board of Directors. The Nominating Committee’s policies are subject to annual review. The Nominating Committee must meet at least twice a year, or more often if necessary to consider nominations for the next annual meeting of stockholders. During the 2008 transition period, the Nominating Committee met three times via teleconference or in person. The minutes of Nominating Committee meetings are filed with the records of the Company.

The Nominating Committee is comprised of three Independent Directors. The Independent Directors must meet the independence standards of the Nasdaq Stock Exchange and the SEC. Additionally, pursuant to the Nominating Committee Charter, the Independent Directors must be “free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a committee member.” The Nominating Committee is currently comprised of Independent Directors Jim Barry, Gordon Glade and Gary Parker, with Mr. Barry serving as Chairman. Messrs. Barry and Parker were appointed to the Nominating Committee on October 15, 2008, while Mr. Glade was appointed to the Nominating Committee in December 2007. Former Directors David Hart and Steve Nicholson served on the Nominating Committee until their resignation from the Board on October 15, 2008, with Mr. Hart serving as Chairman and Mr. Nicholson serving as Secretary of the Nominating Committee until that time.

The function of the Nominating Committee, as detailed in the Nominating Committee Charter, is to recommend to the Board the slate of Director nominees for election to the Board and to identify and recommend candidates to fill vacancies occurring between annual shareholder meetings. The Nominating Committee has established certain broad qualifications in order to consider a proposed candidate for election to the Board. The Nominating Committee has a strong preference for candidates with prior board experience with public companies. The Nominating Committee will also consider such other factors as it deems appropriate to assist in developing a board and committees that are diverse in nature and comprised of experienced and seasoned advisors. These factors include judgment, skill, diversity (including factors such as race, gender or experience), integrity, experience with businesses and other organizations of comparable size, the interplay of the candidate's experience with the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board.

It is the policy of the Nominating Committee to consider candidates recommended by security holders, Directors, executive officers and other sources, including, but not limited to, third-party search firms. Security holders of the Company may submit recommendations for candidates for the Board. All recommendations shall be submitted in writing to: Green Plains Renewable Energy, Inc., Attention: Jerry L. Peters, Corporate Secretary, 9420 Underwood Avenue, Suite 100, Omaha, Nebraska 68114. Such submissions should include the name, contact information, a brief description of the candidate’s business experience and such other information as the person submitting the recommendation believes is relevant to the evaluation of the candidate. The Nominating Committee will review all such recommendations. For candidates to be considered for election at the next annual shareholder meeting, the recommendation must be received by the Company no later than 120 calendar days prior to the date that the Company’s proxy statement is released to security holders in connection with such meeting.

The Nominating Committee will evaluate whether an incumbent Director should be nominated for re-election to the Board or any Committee of the Board upon expiration of such Director's term using the same factors as described above for other Board candidates. The Nominating Committee will also take into account the incumbent Director’s performance as a Board member. Failure of any incumbent Director to attend at least seventy-five percent (75%) of the Board meetings held in any year of service as a Board member will be viewed negatively by the Nominating Committee in evaluating the performance of such Director. At its meeting on March 10, 2009, the Nominating Committee recommended that the three incumbent Directors whose terms of office expire at the 2009 annual meeting, along with newly-added member, Todd A. Becker, be included on the ballot for re-election as Directors for a three-year term expiring at the 2012 annual meeting of stockholders. This recommendation was based on a review and evaluation of meeting attendance, knowledge of the ethanol industry and overall contributions to the Board. See the discussion above under Board of Directors regarding the designation of nominees by the Bioverda entities and Wilon.

Director Compensation

Compensation totaling in the aggregate $396,027, excluding the reported value of the 2008 transition period stock awards and option awards, was paid to our Directors for service on the Board during the 2008 transition period. The Company, upon the recommendation of the Compensation Committee, compensates its Directors for attendance at Board meetings and committee meetings, for serving as a committee chairman and performing secretary duties, and for time spent working on our behalf. Each Director is paid $2,000 per month for serving on the Board, including serving on Board committees. In addition, the Chairman of the Board receives $6,000 annually; a committee chairman receives $2,500 annually, with the exception of the Audit Committee chairman, who receives $5,000; and a committee secretary receives $1,250 annually. For 2008, non-employee Directors who served on the Company’s risk management committee received a fee of $500 weekly for services rendered. In addition, Board members are reimbursed for travel and other business-related expenses. If a Board member spends an entire day working for and on behalf of the Company, other than participation in regularly scheduled Board and committee meetings, said board member will be eligible to receive a per diem rate of $600 per day or $300 per half-day.  Requests for per diem payment are subject to approval by the Chairman of the Compensation Committee.

In April 2008, the Company’s Directors each received an annual grant of 2,000 shares of Common Stock pursuant to the 2007 Equity Incentive Plan. In October 2008, the Company’s five departing Directors received a total of 18,000 shares of Common Stock.

In 2009, the Compensation Committee engaged an independent compensation consultant to evaluate our non-employee Director compensation program and provide recommendations for changes to ensure our program is market-competitive and consistent with recognized corporate governance “best practices.” As of the time this Proxy Statement was filed, the independent consultant had not finalized the analysis and recommendations.

The following table provides a summary of Director compensation for the 2008 transition period.

Director Compensation
Name	Fees earned or paid in cash	Stock awards	Option awards	All other comp.	Total
	($)	($) (2)	($) (2)	($) (3)	($) (1)

Current Directors
Wayne Hoovestol, Chairman (4)	29,458	19,940	-	-	49,398
Jim Anderson (a) (b)	5,097	-	-	-	5,097
Jim Barry (c) (h)	5,628	-	-	-	5,628
Todd Becker (d) (4)	-	-	-	-	-
James Crowley (a)	6,159	-	-	-	6,159
Gordon Glade (a) (c)	24,710	19,940	-	-	44,650
Gary Parker (b) (c)	26,000	19,940	-	-	45,940
Brian Peterson (a) (f)	26,000	19,940	47,209	32,000	125,149
Alain Treuer (b)	5,628	-	-	-	5,628
Michael Walsh (b) (h)	5,097	-	-	-	5,097

Prior Directors
Dan Christensen (e)	34,000	43,900	-	-	77,900
David Hart (e) (f)	36,500	43,900	47,209	29,900	157,509
Steve Nicholson (e)	39,000	43,900	-	-	82,900
Robert Vavra (e)	46,250	37,910	-	-	84,160
Michael Warren (e)	34,000	37,910	-	600	72,510
Herschel Patton II (g)	10,000	19,940	-	-	29,940

(a) Member of Audit Committee.  Messrs. Anderson, Crowley and Glade became members of the Audit Committee on October 15, 2008, and Mr. Peterson was added on March 10, 2009. Messrs. Hart, Nicholson, Vavra and Warren resigned from the Audit Committee on October 15, 2008.

(b) Member of Compensation Committee.  Mr. Parker became a member of the Compensation Committee on December 20, 2007. Messrs. Anderson, Treuer and Walsh became members of and Messrs. Hart and Nicholson resigned from the Compensation Committee on October 15, 2008.

(c) Member of Nominating Committee.  Mr. Glade became a member of the Nominating Committee on December 20, 2007. Messrs. Barry and Parker became members of and Messrs. Hart and Nicholson resigned from the Nominating Committee on October 15, 2008.

(d) Mr. Becker was appointed as a Director on March 10, 2009. He does not receive any additional compensation for serving as a Director nor does he serve on any Board committee.

(e) Messrs. Christensen, Hart, Nicholson, Vavra and Warren resigned from the Board and all committees following completion of the VBV merger transaction on October 15, 2008. The Compensation Committee awarded departing Directors Christensen, Hart and Nicholson 4,000 shares of Common Stock and Directors Vavra and Warren 3,000 shares of Common Stock on October 15, 2008. In addition, each of the departing Directors was paid their regular monthly Board and committee service fees through April 2009.

(f) Messrs. Hart and Peterson served on the Company’s risk management committee, with Mr. Hart serving as Chairman, and during the 2008 transition period, each received stock options for 10,000 shares with an exercise price of $10.00 per share which expire on the ten-year anniversary of the date of grant. In addition, Messrs. Hart and Peterson were paid risk management committee fees through November 2008. No non-employee Director currently serves on the risk management committee.

(g) Mr. Patton resigned as a Director effective December 1, 2007. The Compensation Committee elected to pay Mr. Patton his regular monthly Board fees until April 2008, along with any stock awards paid to other Directors for service through April 2008.

(h) Director compensation for Messrs. Barry and Walsh is paid to Bioverda US Holdings LLC pursuant to a Director Service Agreement.

______________________________________

(1) “Non-equity incentive plan compensation” and “Change in pension value and nonqualified compensation earnings” columns have been omitted from this table because no compensation is reportable thereunder.

(2) Amounts in the “Stock awards” and “Option awards” columns reflect the dollar amounts recognized for financial statement reporting purposes during the 2008 transition period, in accordance with SFAS No. 123R, “Share-Based Payment,” for stock awards and option awards granted pursuant to the Company’s 2007 Equity Incentive Plan. The amounts shown reflect our accounting for these awards and do not correspond to the actual value that will be earned by the Director. The assumptions used in the calculation of these amounts are included the footnotes to the Company's audited consolidated financial statements included in our 2008 Annual Report. All outstanding options held by Directors were fully vested at the end of the 2008 transition period.

(3) All other compensation consists of per-diem amounts paid to Board members for performing work for and on behalf of the Company, as described above, and compensation paid to Messrs. Hart and Peterson for service on the Company’s risk management committee.

(4) See “Summary Compensation Table” for amounts earned by Messrs. Becker and Hoovestol in their capacity as executive officers of the Company.

Changes in Control

On October 15, 2008, pursuant to the Agreement and Plan of Merger dated May 7, 2008, by and among the Company, Green Plains Merger Sub, Inc., a wholly-owned subsidiary of the Company, VBV LLC and certain other parties, the Company and certain of its subsidiaries merged with VBV, Ethanol Grain Processors, LLC (“EGP”) and Indiana Bio-Energy, LLC (“IBE”) (each a subsidiary of VBV). In the mergers, the Company issued 10,871,472 shares of common stock and assumed options exercisable for 267,528 shares.

In connection with the mergers, the Company also issued and sold six million shares of its common stock to NTR US Biosystems Holdings Ltd (f/k/a Bioverda International Holdings Limited) and Bioverda US Holdings LLC (collectively, the “Bioverda Entities”) pursuant to the Stock Purchase Agreement dated May 7, 2008 between the Company and the Bioverda Entities for an aggregate purchase price of $60 million in cash (the “Stock Purchase”). Subsequent to the Stock Purchase, Wilon Holdings, S.A. (“Wilon”) exercised its rights pursuant to the Put and Call Agreements dated April 1, 2008 and acquired additional shares of Common Stock from Bioverda US Holdings LLC which increased Wilon’s ownership of the Company to over 8%.

As a result of the mergers and the Stock Purchase, the former owners of VBV, IBE and EGP now hold approximately 68.6% of the Company’s issued and outstanding common stock, which has resulted in a change of control of the Company. Subsequent to the mergers, the Bioverda Entities owned approximately 51.1% of the outstanding Green Plains common stock. In addition, a Shareholders’ Agreement gave the Bioverda Entities and Wilon, collectively, the right to designate a majority of the nominees to the Company board of directors.

The consideration paid by the Bioverda Entities was (i) provided in connection with the conversion of their membership interest in VBV into shares of Company common stock as a result of the mergers, and (ii) $60 million pursuant to the Stock Purchase. The Bioverda Entities’ source of funds for the consideration paid in connection with the Stock Purchase was cash on hand.

Shareholders’ Agreement

In connection with the mergers, the Company, Wayne B. Hoovestol, in his capacity as a Company shareholder, the Bioverda Entities and Wilon entered into a Shareholders’ Agreement (the “Shareholders’ Agreement”) as of the effective time of the mergers, that governs certain rights and obligations of the parties as among themselves. The Shareholders’ Agreement provides, among other things, that the parties to the agreement will cause the Company’s board of directors, following the mergers, to be comprised of not more than nine directors, unless such increase is approved by at least six of the directors then serving. Of the nine directors, the Bioverda Entities will have the collective right to designate four individuals to be nominated by the board to stand for election (the “Bioverda Nominees”) and Wilon will have the right to designate one individual to be nominated by the board to stand for election (the “Wilon Nominee”). The right of the Bioverda Entities and Wilon to designate director nominees shall continue so long as they own shares representing not less than 33.5% and 2.5%, respectively, of the outstanding common stock of the Company.

The Company shall cause the Bioverda Nominees and Wilon Nominee to be nominated for election as directors of the Company at each meeting of Company shareholders where the election of directors is held. In addition, the Company shall solicit proxies for the election of such nominees and recommend that shareholders vote in favor of each nominee. Additionally, each agrees to vote in favor of all nominees to the board of directors. The Shareholders’ Agreement also provides that each committee of the Company board of directors shall, subject to applicable director independence rules, include at least two Bioverda Nominees or one Bioverda Nominee and one Wilon Nominee.

The Shareholders’ Agreement also provides certain registration rights with respect to the shares of Company common stock held by the parties. The Shareholders' Agreement is filed as Appendix F to the Company's Registration Statement on Form S-4 filed September 5, 2008 and this discussion is qualified by reference thereto.

Indemnity Agreements & Indemnification for Securities Act Liabilities

We have entered into Indemnity Agreements with each of our officers and Directors. Iowa law authorizes, and our bylaws and Indemnity Agreements provide for, indemnification of our Directors and officers against claims, liabilities, amounts paid in settlement, and expenses in a variety of circumstances. Indemnification for liabilities may be permitted for our Directors, officers and controlling persons pursuant to the foregoing or otherwise. However, we have been advised that, in the opinion of the SEC, indemnification for certain liabilities is against public policy as expressed in the Exchange Act and is, therefore, unenforceable. The Company carries an insurance policy covering officers and directors, as well as its potential liability under the Indemnity Agreements.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our Directors, executive officers and persons who beneficially own more than 10% of our Common Stock to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such persons.

During the Company’s most recent fiscal year, the following securities transaction filings were not made on a timely basis: (i) on January 14, 2009, Michael Orgas filed a Form 5, which was originally due on a Form 3 on November 11, 2008, and (ii) on January 14, 2009, Michael Orgas filed a Form 5, which was originally due on a Form 4 on November 4, 2008.

EXECUTIVE COMPENSATION

Executive Officers

The following table provides certain information regarding our executive officers as of April 6, 2009.

Name	Age	Position
Wayne B. Hoovestol	51	Chief Strategy Officer and Chairman of the Board
Todd A. Becker	43	President and Chief Executive Officer and Director
Jerry L. Peters	51	Chief Financial Officer and Corporate Secretary
Carl S. (Steve) Bleyl	50	Executive Vice President – Ethanol Marketing
Ron B. Gillis	59	Executive Vice President – Finance and Treasurer
Michael C. Orgas	50	Executive Vice President – Commercial Operations
Edgar E. Seward Jr.	42	Executive Vice President – Plant Operations

Biographical information related to Wayne Hoovestol and Todd Becker, who also serve as Directors of the Company, is provided above in this Proxy Statement.

JERRY PETERS joined the Company as Chief Financial Officer in June 2007. Prior to that, Mr. Peters served as Senior Vice President - Chief Accounting Officer for ONEOK Partners, L.P. from May 2006 to April 2007, as its Chief Financial Officer from July 1994 to May 2006, and in various senior management roles prior to that. ONEOK Partners is a publicly-traded partnership engaged in gathering, processing, storage, and transportation of natural gas and natural gas liquids. Prior to joining ONEOK Partners in 1985, Mr. Peters was employed by KPMG LLP as a certified public accountant. Mr. Peters has a Masters degree in Business Administration from Creighton University and a Bachelor of Science degree in Business Administration from the University of Nebraska – Lincoln.

STEVE BLEYL joined the Company as Executive Vice President – Ethanol Marketing upon closing of the VBV merger transaction on October 15, 2008. Mr. Bleyl joined VBV in October 2007 and served in the same position for them. From June 2003 until September 2007, Mr. Bleyl served as Chief Executive Officer of Renewable Products Marketing Group LLC, an ethanol marketing company, building it from a co-operative marketing group of five ethanol plants in one state to seventeen production facilities in seven states. Prior to that, Mr. Bleyl worked for over 20 years in various senior management and executive positions in the fuel industry.  Mr. Bleyl has a Masters degree in Business Administration from the University of Oklahoma and a Bachelor of Science degree in Aerospace Engineering from the United States Military Academy.

RON GILLIS joined the Company as Executive Vice President – Finance and Treasurer upon closing of the VBV merger transaction on October 15, 2008.  Mr. Gillis joined VBV in August 2007, serving as its Chief Financial Officer. From May 2005 until July 2007, Mr. Gillis served as Chief Financial Officer of Renewable Products Marketing Group LLC, an ethanol marketing company. Prior to that, Mr. Gillis served for over 20 years in senior financial management, control and audit positions with ConAgra Foods Inc. in the commodity trading area, both domestic and international. Mr. Gillis is a certified management accountant and holds an Honors Commerce degree from the University of Manitoba.

MIKE ORGAS joined the Company as Executive Vice President – Commercial Operations in November 2008. Mr. Orgas has extensive experience in supply chain management, logistics, risk management, and strategic planning. From May 2004 to October 2008, Mr. Orgas served as the Director of Raw Materials Strategic Sourcing and Risk Management for the Malt-O-Meal Company. From February 2003 to December 2003, Mr. Orgas was a Partner in the Agribusiness/Food Practice of McCarthy & Company, an advisory services firm. Prior to that, Mr. Orgas served as Regional Manager of the Northern States and Director of Integrated Supply Chain Management for ConAgra Foods, Inc. and as Senior Manager of Operations, Transportation and Trading of the northwest region for General Mills. Mr. Orgas has a Masters degree in Business Management from the University of Montana and a Bachelor of Science degree in Business Administration from the University of Minnesota.

EDGAR SEWARD joined the Company as Executive Vice President – Plant Operations upon closing of the VBV merger transaction on October 15, 2008. From May 2006 until the closing of the VBV merger, Mr. Seward served as the General Manager for Indiana Bio-Energy, LLC, where he managed development of the Bluffton ethanol facility from its inception through construction, staffing and operations. From January 2004 to April 2006, Mr. Seward served as a General Manager for United Bio-Energy, LLC, where he managed development of and provided technical support for multiple dry mill ethanol facilities. From October 2002 to December 2003, Mr. Seward served as a project manager for ICM, Inc., where he was actively involved in the design and specifications for dry milling technologies and facilities. Prior to that, Mr. Seward served in operations for a bio-technology business in the United Kingdom and in operations management at Aventine Renewable Energy. Mr. Seward has a Masters degree in Business Administration from the University of Illinois and a Bachelor of Science degree in Biology from Culver-Stockton College.

Compensation Discussion and Analysis

Executive Compensation Philosophy

The Compensation Committee has structured the Company’s executive compensation policy based upon the following goals:

•

To attract, motivate and retain talented executive officers and other key employees.

•

To use incentive compensation to reinforce strategic performance objectives.

•

To align the interests of executive officers and key employees with the interests of our shareholders, such that risks and rewards of strategic decisions are shared.

•

To ensure that all compensation is tax deductible for the Company, except for the compensation that qualifies for incentive stock option tax treatment.

Compensation for executive officers and other key employees consists of three components: base compensation, performance/bonus award, and/or long-term incentive compensation. Payment of Common Stock is made pursuant to the Company’s 2007 Equity Incentive Plan approved by the shareholders in April 2007 (the “2007 Equity Incentive Plan”).

Base Compensation

The Compensation Committee decides on the overall compensation package, of which the base salary is a significant component, for the Company’s executive officers and certain other key personnel. Within ranges, individual salaries vary based upon the individual’s level of responsibility, work experience, performance, impact on the business, tenure and potential for advancement within the Company. Individual salaries for newly-hired executive officers and other key employees are determined at the time of hire taking into account the above-factors, other than tenure. To attract quality talent with the expertise to perform required duties, base salaries are established to be consistent with salaries paid to personnel in similar positions in the market. These salaries may be adjusted to consider the overall compensation package, which may include bonuses, incentive pay and other forms of compensation, such as benefits and retirement packages. When evaluating potential salary adjustments for executive officers and other key personnel, the Compensation Committee solicits and considers input provided by the Chief Executive Officer relating to the performance and/or contribution to the Company’s overall performance by those employees. To retain quality talent, the Compensation Committee may recommend base salary adjustments that are commensurate with increasing job responsibilities and to reflect competitive market data for executive officers of industry-sector firms of similar size and performance.

Todd Becker, who served as President and Chief Operating Officer from October 16, 2008 to December 31, 2008 and was named President and Chief Executive Officer as of January 1, 2009, receives a base salary of $400,000. Wayne Hoovestol, who served as Chief Executive Officer until December 31, 2008 and was named Chief Strategy Officer in March 2009, receives a base salary of $300,000. Jerry Peters, Chief Financial Officer, receives a base salary of $280,000. Steve Bleyl, Executive Vice President – Ethanol Marketing, receives a base salary of $250,000. Edgar Seward Jr., Executive Vice President – Plant Operations, receives a base salary of $200,000. All of our executive officers are eligible to receive additional compensation in the form of bonuses, and/or stock awards and stock options in accordance with the 2007 Equity Incentive Plan.

Performance/Bonus Award

The 2007 Equity Incentive Plan was developed to reward executive officers and other key employees for meeting or exceeding certain internal objectives, and was approved by our shareholders in April 2007. Bonuses are one form of incentive compensation used by the Company to reinforce performance-based objectives and retain key personnel.

No specific performance-based objectives were established for executive officers and other key employees during the 2008 transition period. Rather, employee performance for the 2008 transition period was considered on a subjective level. The Compensation Committee is currently working with management and an independent executive compensation consultant to redesign our short-term incentive program. In future years, the Compensation Committee intends to develop specific performance-based objectives as the Company progresses further out of the development stage.

To align the interests of the executives with the interests of the shareholders, such that risks and rewards of strategic decisions are shared, bonuses to executive officers for the 2008 transition period, which were paid in April 2009, were paid with both cash and stock components. Additionally, to encourage retention of our executive officers, stock awards have a three-year vesting schedule and a sale restriction for the shares for a period of three years from the date of grant. In certain circumstances, if employment terminates, the restriction on sale of vested shares will end five years from date of grant. As discussed in the Summary Compensation Table, certain grants of stock awards to Mr. Hoovestol and Mr. Becker are subject to approval by the stockholders of the 2009 Equity Incentive Plan.

Long-Term Incentive Compensation

Our ability to operate our business and implement our strategies effectively depends, in part, on the efforts of our executive officers and other key personnel. Our executive officers have developed expertise in ethanol and related industries, and they have hired qualified managers and key personnel to operate our plants, our grain business, and our marketing and distribution business. The inability to retain our executive officers, managers or other key personnel, or recruit qualified replacements, may negatively impact us by impairing our ability to operate efficiently or execute our growth strategies. To help attract and retain qualified personnel, the 2007 Equity Incentive Plan reserved for issuance 1,000,000 shares of Common Stock for use as grants of shares and/or options for purchase over a number of years.

The grants of shares and/or options to executive officers and certain other key employees encourage equity ownership and closely align management’s interests with the interests of shareholders, such that risks and rewards of strategic decisions are shared. Additionally, because shares and/or options will be subject to forfeiture in certain cases if the employee leaves the Company, such shares and/or options are anticipated to provide an incentive to remain with the Company long-term.

Based on Compensation Committee assessments and recommendations, the Company’s compensation program includes the following long-term components to assist in aligning management’s interests with the interests of shareholders:

•

Emphasizes “at risk” pay such as bonuses, options and long-term incentives.

•

Emphasizes long-term compensation such as options and/or restricted stock.

•

Rewards financial results and promotion of Company objectives rather than individual performance against individual objectives.

At least annually, in an effort to align the interests of management and shareholders with the goal of sharing the risks and rewards of strategic decisions that are made, the Compensation Committee will review the advisability of granting shares and/or options to members of management who have demonstrated an impact on product, staffing, technology, pricing, and investment or policy matters. The aggregate number of shares and/or options granted to management will be based on the employee’s position and the value of each individual’s contributions to the Company, as well as competitive norms. During the 2008 transition period, individuals’ contributions were assessed by the Compensation Committee on a subjective basis. The Compensation Committee is currently working with management and an independent executive compensation consultant to establish a more objective, performance-based long-term incentive program to support our strategic business objectives.

Pursuant to the 2007 Equity Incentive Plan, Directors, executive officers and certain other key employees received grants of a specified number of shares and/or options for purchase over a number of years. In April 2008, the Company’s Directors each received an annual grant of 2,000 shares of Common Stock. In October 2008, the Company’s five departing Directors received a total of 18,000 shares of Common Stock.

Our executive officers and certain other key employees have also received stock grants and stock options, primarily at the time of employment or the closing of the VBV merger transaction, at closing market prices on the date of grant. Stock options granted to employees generally vest over a period of three to five years. Awards were based on the following factors: the employee’s position, individual performance (in the case of post-employment awards) and/or contribution to the Company’s overall performance. Determinations have been made by the Compensation Committee in consultation with our Chief Executive Officer and/or outside consultants. While past awards were made on a subjective basis, we anticipate that the Compensation Committee will develop more objective measures of performance in the future.

Employment and Severance Agreements

The Company has entered into employment agreements with Todd A. Becker, President and Chief Executive Officer and Jerry L. Peters, Chief Financial Officer. These agreements are described below. The Company has provided offer letters to Steve Bleyl and Edgar Seward Jr., described below, outlining the terms of their employment. Their employment is at-will, but certain benefits are provided upon a change in control or termination without cause, as set forth herein at “Potential Payments upon Termination or Change in Control.”

Compensation Tables

The following table provides certain compensation information for the 2008 transition period and for the fiscal years ended November 30, 2007 and 2006 as to the Company’s Chief Executive Officer, Chief Financial Officer, and three other individuals who were serving as executive officers at the end of the 2008 transition period. The listed individuals are collectively referred to in this Proxy Statement as the “Named Executive Officers” of the Company.

Summary Compensation Table
Name and principal position	Year	Salary ($)	Bonus ($) (2)	Stock awards ($) (2) (3)	Option awards ($) (3)	All other comp. ($) (4)	Total ($) (1)

Wayne B. Hoovestol (5)	2008	216,667	110,000	40,440	-	29,458	396,565
Chief Executive Officer	2007	184,986	-	40,560	378,864	27,100	631,510
and Chairman of the Board	2006	-	-	-	-	24,600	24,600

Todd A. Becker (6)	2008	84,872	400,000	124,150	410,875	605,688	1,625,585
President and Chief	2007	-	-	-	-	-	-
Operating Officer	2006	-	-	-	-	-	-

Jerry L. Peters	2008	236,256	123,500	84,513	197,013	6,371	647,653
Chief Financial Officer	2007	95,731	38,000	59,880	215,736	-	409,347
and Corporate Secretary	2006	-	-	-	-	-	-

Carl S. (Steve) Bleyl (6)	2008	53,045	175,000	117,974	52,799	-	398,818
Executive Vice President -	2007	-	-	-	-	-	-
Ethanol Marketing	2006	-	-	-	-	-	-

Edgar E. Seward Jr. (6)	2008	42,436	140,000	67,237	52,799	1,521	303,993
Executive Vice President -	2007	-	-	-	-	-	-
Plant Operations	2006	-	-	-	-	-	-

(1)  “Non-equity incentive plan compensation” and “Change in pension value and nonqualified compensation earnings” columns have been omitted from this table because no compensation is reportable thereunder.

(2)  Includes unpaid cash and stock bonuses as of December 31, 2008 (which were paid in April 2009). Related to 2008 transition bonuses paid in April 2009, any cash payments are included in the “Bonus” column and stock awards are included in the “Stock awards” column to the extent that the stock award was vested at time of grant. All stock awards were 25% vested at time of grant, with remaining vesting to occur over a three-year period. In addition, Messrs. Hoovestol and Becker will be awarded an additional 30,000 and 100,000 shares of restricted stock, respectively, which shares are not included in the Summary Compensation Table as their issuance is subject to approval of the 2009 Equity Incentive Plan (as explained in more detail below) by our stockholders.

(3)  Amounts in the “Stock awards” and “Option awards” columns reflect the dollar amounts recognized for financial statement reporting purposes during the fiscal year presented, in accordance with SFAS No. 123R, for stock awards and option awards granted pursuant to the Company’s 2007 Equity Incentive Plan. The amounts shown reflect our accounting for these awards and do not correspond to the actual value that will be realized by the executive officer. The assumptions used in the calculation of these amounts are included in the footnotes to the Company's audited consolidated financial statements included in our 2008 Annual Report. Also included in stock awards is the vested value of restricted stock granted to executive officers as part of the 2008 bonus, paid in April 2009 (see Note 2 to this table).

(4)  All other compensation generally consists of Board and Committee fees paid to employee Board members as well as Company match to the executive officer’s 401(k) retirement plan. For Mr. Hoovestol, the 2008 amount consists of $26,000 in Director’s fees and $3,458 for other services as a Director, the 2007 amount consists of $26,500 in Director’s fees and $600 for other services as a Director, and the 2006 amounts consists $24,000 in Director’s fees and $600 for other services as a Director. For Mr. Becker, amount represents payments made, pursuant to Mr. Becker’s Employment Agreement, to Prudential Financial (all reimbursements were made to Prudential in early 2009) for moving expenses, realtor fees, commissions on sales of houses and losses on sales of houses. See Employment Arrangements below for further information on employment between Mr. Becker and the Company. For Messrs. Peters and Seward, 2008 amounts are company matches on Company retirement plans.

(5)  Mr. Hoovestol was named an executive officer of the Company on January 18, 2007. During fiscal 2007 and for part of the 2008 transition period, half of Mr. Hoovestol’s salary was paid in cash and half in Common Stock pursuant to the 2007 Equity Incentive Plan.

(6)  Messrs. Becker, Bleyl and Seward became employees and were named executive officers of the Company following completion of the VBV merger transaction on October 15, 2008. Compensation presented for these executive officers is for the period from October 15, 2008 to December 31, 2008, except for the amounts described in note (4) related to 2009 payments related to Mr. Becker’s 2008 relocation to Omaha, Nebraska.

Employment Arrangements

On January 18, 2007, Wayne B. Hoovestol was named as the Company’s Chief Operating Officer at an annual salary of $125,000. On February 27, 2007, Mr. Hoovestol was appointed to the position of Chief Executive Officer. Effective April 1, 2007, his annual salary was increased to $200,000 per year. Mr. Hoovestol resigned his position as Chief Executive Officer effective January 1, 2009. He was named Chief Strategy Officer effective March 16, 2009. For a portion of his tenure as CEO, half of Mr. Hoovestol’s salary was paid in cash and half in Common Stock. The Company has not entered into a written employment agreement with Mr. Hoovestol.

Effective October 16, 2008, the Company entered into an employment agreement with Todd A. Becker to serve as our President and Chief Operating Officer. Mr. Becker had served as Chief Executive Officer of VBV until the closing of the VBV merger transaction. Mr. Becker was named Chief Executive Officer of the Company on January 1, 2009. The terms of the employment agreement provide that Mr. Becker will receive the following: (i) a minimum annual salary of $400,000; (ii) a one-time bonus of $200,000 payable within 10 business days after the closing of the VBV merger transaction; (iii) an annual bonus of up to 50% of annual base salary based on objectives to be set by the Company and/or the Board’s Compensation Committee; (iv) awards under a long-term incentive plan to be adopted by the Company providing long-term incentive benefits of a type and at a level that is competitive with long-term incentive plan benefits provided to chief executive officers of public companies of comparable size in similar industries; and (v) on the closing date of the VBV merger transaction, a fully-exercisable option to acquire 150,000 shares at an exercise price equal to the greater of $10 per share or the closing price of our Common Stock on such date. If the closing price of our Common Stock on the closing date of the VBV merger transaction exceeded $10, which it did not, we would have paid Mr. Becker either an amount equal to the excess of such closing price over $10 multiplied by 150,000, or a number of shares of our Common Stock of equal value. Any shares acquired by Mr. Becker pursuant to exercise of the option may not be transferred, except to family members or to a trust for the benefit of Mr. Becker or his family members, for a period of three years after the closing of the VBV merger transaction, subject to certain exceptions. Those exceptions include (i) a Change in Control generally as defined in the 2007 Equity Compensation Plan and clarified in Mr. Becker’s employment agreement, and (ii) the termination of Mr. Becker’s employment without Cause or for Good Reason (as those terms are defined in the employment agreement), or due to Mr. Becker’s death or disability. Upon execution of Mr. Becker’s employment agreement, Mr. Becker became entitled (i) to relocation assistance to facilitate his move to Omaha, Nebraska, half of which shall be paid by each of the Company and VBV until closing, after which all relocation costs shall be paid by the Company, and (ii) to be paid the cost of acquiring his two existing residences at their appraised values and any additional amount by which Mr. Becker’s costs of acquiring and improving his two existing residences exceed their appraised values. Mr. Becker’s employment is “at will” and may be terminated at any time by the Company or Mr. Becker.

Effective June 8, 2007, the Company entered into an employment agreement with Jerry L. Peters to serve as our Chief Financial Officer. The terms of the employment agreement provided that Mr. Peters receive (i) a minimum annual salary of $190,000, with an increase to $220,000 when our Superior plant became fully operational, (ii) stock options exercisable for 60,000 shares of Common Stock that vest in four equal annual installments beginning on June 8, 2007, (iii) 12,000 shares of stock that vest in six equal annual installments beginning on June 8, 2007, (iv) bonus compensation in an amount up to 30 to 50 percent of annual salary, based on objectives to be determined by GPRE, and (v) other benefits that are generally available to the Company’s employees. The employment agreement was for a five-year term, but was subject to early termination upon the occurrence of specified events. Mr. Peters’ annual salary was increased to $220,000 effective June 1, 2008. The compensation provided to Jerry L. Peters in items (ii) and (iii) above become fully vested upon a Change in Control, as defined in the Equity Incentive Plan to be triggered by a merger where the majority of voting shares immediately prior to the merger does not constitute a majority of the voting shares immediately after the completion of the merger. The VBV merger transaction constituted such a Change in Control, and thus triggered the vesting of such compensation. Accordingly, stock options exercisable for 30,000 shares of Common Stock, at an exercise price of $19.96 per share, and 8,000 shares of restricted stock held by Mr. Peters fully vested in conjunction with closing of the VBV merger transaction on October 15, 2008.

Effective October 24, 2008, the Company entered into an amended and restated employment agreement with Mr. Peters whereby he will continue in his role as our Chief Financial Officer. The terms of the employment agreement provide that Mr. Peters will receive (i) an annual base salary of $280,000, (ii) a one-time bonus of $60,000, (iii) stock options exercisable for 50,000 shares of Common Stock at an exercise price of $5.99 that vest in four equal annual installments beginning on October 24, 2008, (iv) 25,000 shares of restricted stock that vest in four equal annual installments beginning on October 24, 2008 (subject to the limitations of the 2007 Equity Compensation Plan, including shareholder approval if required), (v) bonus compensation in an amount up to fifty percent of annual base salary, payable annually, based on objectives set by the Company, (vi) participation in a long-term incentive program if and when developed by the Company, and (vii) other benefits that are generally available to Company employees. Mr. Peters’ employment shall be “at-will” and may be terminated at any time, by either party, for any reason whatsoever. If employment is terminated without cause or for good reason, Mr. Peters will receive six month’s base salary plus the greater of one-half of the maximum bonus for that year or the average bonus paid in the prior two years.

On October 15, 2008, following closing of the VBV merger transaction, Steve Bleyl was named Executive Vice President – Ethanol Marketing at an annual salary of $250,000. He received a bonus in the amount of $150,000 and stock options exercisable for 50,000 shares of Common Stock at an exercise price of $5.99 that vest in four equal annual installments beginning on October 15, 2008. He is also eligible for bonus compensation based on objectives to be set by the Company. The Company has provided Mr. Bleyl with an offer letter setting forth the terms of his at-will employment.

On October 15, 2008, following closing of the VBV merger transaction, Edgar Seward Jr. was named Executive Vice President – Plant Operations at an annual salary of $200,000. He received a bonus in the amount of $100,000, stock options exercisable for 50,000 shares of Common Stock at an exercise price of $5.99 that vest in four equal annual installments beginning on October 15, 2008, and 25,000 shares of restricted stock that vest in four equal annual installments beginning on October 15, 2008. He is also eligible for bonus compensation based on objectives to be set by the Company. The Company has provided Mr. Seward with an offer letter setting forth the terms of his at-will employment.

The Compensation Committee of the Board at its discretion may increase or decrease the compensation of the above-named executive officers in the future. The Compensation Committee often seeks feedback from our Chief Executive Officer and/or outside consultants in making compensation decisions. We had a Simple IRA Plan for our employees under which we matched a portion of an employee’s contributions to the program. This Simple IRA Plan was terminated as of January 1, 2008 and was replaced with a 401(k) retirement plan that also has a Company matching component to it. We also reimburse our officers and Directors for out-of-pocket expenses incurred in connection with their service to the Company.

Grants of Plan-Based Awards

The Company’s 2007 Equity Incentive Plan is intended to promote the Company’s interests by providing eligible persons in our service with the opportunity to acquire a proprietary or economic interest, or otherwise increase their proprietary or economic interest, in the Company as an incentive for them to remain in such service and render superior performance during such service. Accordingly, any unvested stock options and stock awards granted during the 2008 transition period vest based on the passage of time rather than according to any performance-based conditions. Please refer to the description above regarding the material terms of employment arrangements for our Named Executive Officers. The following table sets forth information related to grants of stock options and grants of stock awards pursuant to the terms of the 2007 Equity Incentive Plan to our Named Executive Officers during the 2008 transition period.

Grants of Plan-Based Awards
Name (1)	Grant date	All other stock awards: number of shares of stock or units (#)	All other option awards: number of securities underlying options (#)	Exercise or base price of option awards ($/sh)	Grant date fair value of stock and option awards ($)

Wayne B. Hoovestol (2)	04/16/08	2,000	-	-	19,940
Todd A. Becker (3)	10/16/08	-	150,000	10.00	394,000
Jerry L. Peters (4)	10/24/08	-	50,000	5.99	174,784
Carl S. (Steve) Bleyl (4)	10/15/08	-	50,000	5.99	174,784
Edgar E. Seward Jr. (4)	10/15/08	25,000	50,000	5.99	324,534

 (1) “Estimated future payouts under non-equity incentive plan awards” and “Estimated future payouts under equity incentive plan awards” columns have been omitted from this table because no compensation is reportable thereunder. This table does not include equity awards granted in 2009 as part of 2008 bonuses (see “Summary Compensation Table” for more details).

(2)  On April 16, 2008, in his capacity as a Director, Mr. Hoovestol was granted 2,000 fully-vested stock awards with a value of $19,940 (see Director Compensation table).

(3)  Mr. Becker was granted 150,000 fully-vested option awards at an exercise price of $10.00 per share.

(4) Stock options and/or stock awards granted to Messrs. Peters, Bleyl and Seward vested 25% immediately and will vest another 25% per year beginning on the first anniversary of the date of grant, resulting in a three-year vesting term. The Compensation Committee approved the option grant to Mr. Peters on October 15, 2006 at a fair value of $5.99 per share, subject to finalization of his employment agreement which occurred on October 24, 2008 and became the technical grant date of the option award.

The following table sets forth information related to outstanding equity awards for our Named Executive Officers at the end of the 2008 transition period.

Outstanding Equity Awards at Fiscal Year-End
Name (1)	Option awards				Stock awards
	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)

Wayne B. Hoovestol (2)	50,000	-	30.00	06/10/12	-	-
Todd A. Becker (3)	150,000	-	10.00	10/16/16	-	-
Jerry L. Peters (4) (5)	60,000	-	19.96	06/08/15	-	-
	12,500	37,500	5.99	10/24/16	-	-
Carl S. (Steve) Bleyl (5)	12,500	37,500	5.99	10/15/16	37,500	69,000
Edgar E. Seward Jr. (5)	12,500	37,500	5.99	10/15/16	18,750	34,500

(1)  The columns to this table related to “Equity incentive plan awards” have been omitted because no compensation is reportable thereunder.

(2)  In fiscal 2007, in his capacity as a Director, Mr. Hoovestol was granted option awards underlying 50,000 shares of Common Stock at an exercise price of $30.00. These options were immediately vested, fully exercisable and expire on the fifth anniversary of the grant date.

(3)  Mr. Becker was granted 150,000 fully-vested option awards at an exercise price of $10.00 per share.

(4) The VBV merger transaction constituted a Change in Control, which triggered the vesting of certain compensation for Mr. Peters. Stock options exercisable for 30,000 shares of Common Stock, at an exercise price of $19.96 per share, and 8,000 shares of restricted stock held by Mr. Peters fully vested in conjunction with closing of the VBV merger transaction on October 15, 2008.

(5) Stock options and/or stock awards granted to Messrs. Peters, Bleyl and Seward vested 25% immediately and will vest another 25% per year beginning on the first anniversary of the date of grant, resulting in a three-year vesting term.

The following table sets forth information on stock options exercised or restricted stock vested for our Named Executive Officers during the 2008 transition period.

Option Exercises and Stock Vested
Name	Option awards		Stock awards
	Number of shares acquired on exercise (#) (1)	Value realized on exercise ($) (1)	Number of shares acquired on vesting (#)	Value realized on vesting ($)

Wayne B. Hoovestol (2)	-	-	2,000	19,940
Todd A. Becker (3)	-	-	100,000	599,000
Jerry L. Peters (4)	-	-	8,000	47,920
Carl S. (Steve) Bleyl (5)	-	-	12,500	74,875
Edgar E. Seward Jr. (5)	-	-	6,250	37,438

(1)  No stock options were exercised during the 2008 transition period.

(2)  On April 16, 2008, in his capacity as a Director, Mr. Hoovestol was granted 2,000 fully-vested stock awards with a value of $19,940 (see Director Compensation table).

(3)  Restricted stock held by Mr. Becker vested 100% in conjunction with closing of the VBV merger transaction on October 15, 2008.

(4) The VBV merger transaction constituted a Change in Control, which triggered the vesting of certain compensation for Mr. Peters. Stock options exercisable for 30,000 shares of Common Stock, at an exercise price of $19.96 per share, and 8,000 shares of restricted stock held by Mr. Peters fully vested in conjunction with closing of the VBV merger transaction on October 15, 2008.

(5) Restricted stock held by Mr. Bleyl vested 25% in conjunction with closing of the VBV merger transaction on October 15, 2008 and will vest another 25% per year beginning on the first anniversary of the date of the VBV merger closing, resulting in a three-year vesting term. Stock awards granted to Mr. Seward vested 25% immediately and will vest another 25% per year beginning on the first anniversary of the date of grant, resulting in a three-year vesting term.

Equity Compensation Plans

The following table sets forth, as of December 31, 2008, certain information related to the Company’s compensation plans under which shares of our common stock are authorized for issuance.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans
approved by security
holders (1)	901,528	$ 15.08	231,777

Equity compensation plans
not approved by
security holders (2)	410,000	$ 7.12	-

Total	1,311,528	$ 12.59	231,777

(1) The maximum number of shares that may be issued under the 2007 Equity Incentive Plan as option grants, restricted stock awards, restricted stock units, stock appreciation rights, direct share issuances and other stock-based awards is 1,000,000 shares of our common stock. Also included are 267,528 shares assumed in the VBV merger transaction.

(2)  In connection with the VBV merger transaction, 150,000 fully-vested options were issued to Todd A. Becker on October 16, 2008 as an inducement grant pursuant to his Employment Agreement. Grants were also given to six individuals for a total of 260,000 options as inducement to enter into employment arrangements with Green Plains. One-quarter of those options vested on the date of grant, with one-quarter vesting on the same date in each of the three years thereafter.

Potential Payments Upon Termination or Change in Control

Employment Agreement for Mr. Becker

The Company entered into an Employment Agreement with Mr. Becker as described above at “Employment Arrangements,” where a full description of such agreement is given. Upon termination without Cause or for Good Reason, Mr. Becker is entitled to one year of base salary plus the greater of one times maximum annual cash bonus or the average bonus paid for the prior two years, up to one year of continued health and dental coverage (which ceases upon acceptance of a comparable position within such period), certain relocation assistance if he relocates beyond 50 miles within six months of termination, and all shares acquired upon exercise of options granted therein are released from certain lock-up restrictions.

For such purposes, “Cause” means one of the following: (a) a material breach by executive of the terms of this Agreement, not cured within thirty (30) days from receipt of notice from the Board of such breach, (b) conviction of, or plea of guilty or no contest to, a felony; (c) willful misconduct or gross negligence in connection with the performance of executive’s duties; or (d) willfully engaging in conduct that constitutes fraud, gross negligence or gross misconduct that results in material harm to the Company. For purposes of this definition, no act, or failure to act, on executive’s part shall be considered “willful” unless done, or omitted to be done, by executive in knowing bad faith and without reasonable belief that his action or omission was in, or not opposed to, the best interests of the Company. Notwithstanding the foregoing, executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for the purpose (after reasonable notice to executive and an opportunity for executive, together with his counsel, to be heard before the Board), finding that in the good faith opinion of the Board executive was guilty of the conduct set forth above in (a), (b), (c) or (d) of this definition and specifying the particulars thereof in detail.

For such purposes, “Good Reason” means any of the following if the same occurs without executive’s express written consent: (a) a material diminution in executive’s base salary as described in the Employment Agreement; (b) a material diminution in executive’s authority, duties, or responsibilities; (c) a material diminution in the authority, duties, or responsibilities of the person to whom executive is required to report; (d) a material change in the geographic location at which executive must perform the services (for this purpose, any relocation of more than 50 miles shall be deemed a material change); (e) any material reduction or other adverse change in executive’s benefits under any applicable and properly approved compensation plan or arrangement without the substitution of comparable benefits; (f) if executive is not appointed Chief Executive Officer within twenty four (24) months of the effective date of the Employment Agreement; or (g) any other action or inaction that constitutes a material breach by the Company under the Employment Agreement. To terminate for Good Reason, an executive must incur a termination of employment on or before the second (2nd) anniversary of the initial existence of the condition.

Employment Agreement for Mr. Peters

On October 24, 2008, the Company entered into an Amended and Restated Employment Agreement with Mr. Peters as described above at “Employment Arrangements,” where a full description of such agreement is given. Mr. Peters receives certain benefits when terminated without Cause or for Good Reason. Such definitions are the same as described above for Mr. Becker, except that Good Reason does not include subsection (f) in the definition above, and Cause does not include the requirement of an affirmative vote of the Board. If his employment is terminated without Cause or for Good Reason, Mr. Peters will receive six month’s base salary plus the greater of one-half of the maximum bonus for that year or the average bonus paid in the prior two years.

Letter to Mr. Bleyl

On October 15, 2008, the Company provided an offer letter to Mr. Bleyl. In such letter, Mr. Bleyl receives an annual base salary of $250,000 with an annual review of such salary. He further has the right to participate in certain bonus and long-term incentive programs, when developed. While Mr. Bleyl is an at-will employee, upon termination without Cause, or a Change in Control followed by a termination within six months thereafter, he is entitled to six month’s base salary and three months of continued health coverage paid by the Company, provided such amounts will terminate if he commences full-time employment elsewhere in such period. Furthermore, in the event of termination without Cause, or a Change in Control, Mr. Bleyl’s options vest.

For such purposes, “Cause” means a determination by the Company that employment be terminated for any of the following reasons: (a) failure or refusal to comply in any material respect with lawful policies, standards or regulations of Company; (b) a violation of a federal or state law or regulation applicable to the business of the Company; (c) conviction or plea of no contest to a felony under the laws of the United States or any State; (d) fraud or misappropriation of property belonging to the Company or its affiliates; (e) a breach in any material respect of the terms of any confidentiality, invention assignment or proprietary information agreement with the Company or with a former employer, (f)  executive's failure to satisfactorily perform your duties after having received written notice of such failure and at least thirty (30) days to cure such failure, or (g) executive’s misconduct or gross negligence in connection with the performance of your duties.

Letter to Mr. Seward

On October 15, 2008, the Company provided an offer letter to Mr. Seward. In such letter, Mr. Seward receives an annual base salary of $200,000 with an annual review of such salary, with certain other benefits that are usual and customary. In the event of termination without Cause, or a Change in Control, all options outstanding fully vest through the next anniversary; however, this currently represents no value as options have an exercise price that currently exceeds the closing price of the stock at year-end. In the event of a Change in Control, all options outstanding fully vest; however, this currently represents no value as options have an exercise price that currently exceeds the closing price of the stock at year-end.

Tabular Presentation

The following tables provide information on potential benefits that could be received by Named Executive Officers upon a termination or Change in Control. The tables assume termination as of the close of business on December 31, 2008. The closing price for the Company’s Common Stock as of the last trading day of the 2008 transition period was $1.84. Post-termination health care represents the approximate value of post-termination health care benefits.

Todd A. Becker
Executive Benefits and Payments Upon Termination	Termination without Cause or for Good Reason ($)	Change in Control ($)

Termination Compensation:
Base Salary and Bonus (1)	600,000
Equity Vesting	-	- (2)

Benefits and Perquisites
Post-Termination Health Care	12,000
Certain Relocation Benefits	(3)

Total	612,000

(1)

Assumes a bonus earned at 50% of base salary.

(2)

Represents accelerated vesting of all outstanding awards and release of restrictions on such awards; however, while Mr. Becker has no options that are currently unvested, options have an exercise price that currently exceeds the closing price of the stock at year-end, so this currently represents no value with respect to such options.

(3)

Mr. Becker receives certain relocation assistance in the event of termination without Cause, for Good Reason, or after a termination after a Change in Control, if he relocates more than 50 miles beyond Omaha, Nebraska within six months of such time. The value of such assistance cannot be determined until such an event occurs.

Jerry L. Peters
Executive Benefits and Payments Upon Termination	Termination without Cause or for Good Reason ($)	Change in Control ($)

Termination Compensation:
Base Salary and Bonus (1)	210,000
Equity Vesting	- (2)	- (3)

Total	210,000

(1)

Assumes a bonus earned at one-half of maximum annual bonus.

(2)

Represents accelerated vesting of all outstanding awards upon termination without Cause or for Good Reason; however, options have an exercise price that currently exceeds the closing price of the stock at year-end, so this currently represents no value with respect to such options.

(3)

In the event of a Change in Control, all options outstanding fully vest; however, this currently represents no value as options have an exercise price that currently exceeds the closing price of the stock at year-end.

Steve Bleyl
Executive Benefits and Payments Upon Termination	Termination without Cause or after a Change in Control ($)	Change in Control ($)

Termination Compensation:
Base Salary and Bonus	125,000
Equity Vesting	- (1)	- (2)

Benefits and Perquisites
Post-Termination Health Care	3,000

Total	128,000

(1)

In the event of termination without Cause, all options outstanding fully vest through the next anniversary; however, this currently represents no value as options have an exercise price that currently exceeds the closing price of the stock at year-end.

(2)

In the event of a Change in Control, all options outstanding fully vest; however, this currently represents no value as options have an exercise price that currently exceeds the closing price of the stock at year-end.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into the Form 10-K for the transition period ended December 31, 2008.

Respectfully submitted,

Alain Treuer, Chairman

Jim Anderson

Gary Parker

Michael Walsh

The preceding Compensation Committee Report will be filed with the records of the Company.

Compensation Committee Interlocks and Insider Participation

None of the Company’s officers or employees participated in deliberations regarding executive officer compensation in the 2008 transition period. No members of the Compensation Committee have ever served as officers or employees of the Company, and no officers or other employees have ever served on the Company’s Compensation Committee. During the 2008 transition period, no executive officers of the Company served: (i) on a compensation committee of another entity which had an executive officer serving on the Compensation Committee; (ii) as a director of another entity which had an executive officer serving on the Compensation Committee; or (iii) as a member of a compensation committee of another entity which had an executive officer who served as a Director of the Company.

PRINCIPAL SHAREHOLDERS

Holdings of Management and Principal Shareholders

The following table sets forth certain information with respect to the beneficial ownership of our Common Stock as of April 6, 2009 for: (i) each person or group (as that term is used in Section 13(d)(3) of the Exchange Act) who is known by us to beneficially own more than five percent of our Common Stock, (ii) each of our Directors, including the nominees for election as Director, (iii) each of our Named Executive Officers, and (iv) all Directors and executive officers, ten in number, as a group. On April 6, 2009, the Company had 24,904,708 shares of Common Stock outstanding. Except as noted below, the persons listed below possess sole voting and investment power over their respective shares.

Name and Address of Beneficial Owner (1)	Shares Beneficially Owned (2)	Percentage of Total

NTR US Biosystems Holdings Ltd.	11,227,653	45.1%
(f/k/a Bioverda International Holdings Ltd.)
Burton Court, Burton Hall Drive
Sandyford
Dublin, Ireland 18
Alain Treuer (3)	2,070,716	8.3%
Wilon Holdings, S.A.
53rd E Street
Urbanizacion Marbella
MGM Tower 16th Floor
Panama City, Republic of Panama
Wayne B. Hoovestol (4)	979,217	3.9%
Gary Parker (5)	526,000	2.1%
Todd A. Becker (6)	260,625	1.0%
Brian Petersen (7)	255,100	1.0%
Jerry L. Peters (8)	107,312	*
Carl S. (Steve) Bleyl (9)	58,125	*
Edgar E. Seward Jr. (10)	35,312	*
Gordon Glade (11)	21,736	*
Jim Anderson	-	*
Jim Barry	-	*
James Crowley	-	*
Michael Walsh	-	*
Executive Officers and Directors
as a Group (15 persons)	4,384,767	17.3%
* Less than 1%.

(1)

Except where otherwise indicated, the address of the beneficial owner is deemed to be the same address as the Company.

(2)

Beneficial ownership is determined in accordance with SEC rules and generally includes holding voting and investment power with respect to the securities. Shares of Common Stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for computing the percentage of the total number of shares beneficially owned by the designated person, but are not deemed outstanding for computing the percentage for any other person.

(3)

Includes 2,070,716 shares owned by Wilon Holding, S.A. Although Mr. Treuer has voting and investment power with respect to the shares owned by Wilon, he disclaims beneficial ownership of the shares owned by Wilon, except to the extent of his pecuniary interest therein.

(4)

Includes 899,217 shares owned directly or subject to restriction upon transfer, and exercisable options for 50,000 equivalent shares owned directly by Mr. Hoovestol. Also includes 30,000 shares owned by Mr. Hoovestol’s wife.

(5)

Includes 32,000 shares owned directly by Mr. Parker and 494,000 shares owned by an entity of which Mr. Parker has 100% ownership.

(6)

Includes 110,625 shares owned directly or subject to restriction upon transfer, and exercisable options for 150,000 equivalent shares.

(7)

Includes 180,100 shares and exercisable options for 60,000 equivalent shares. Also includes 15,000 shares that Mr. Peterson owns jointly with his child.

(8)

Includes 34,812 shares owned directly or subject to restriction upon transfer, and exercisable options for 72,500 equivalent shares.

(9)

Includes 45,625 shares owned directly or subject to restriction upon transfer, and exercisable options for 12,500 equivalent shares.

(10)

Includes 22,812 shares owned directly or subject to restriction upon transfer, and exercisable options for 12,500 equivalent shares.

(11)

Includes 5,000 shares owned directly by Mr. Glade and 16,736 shares owned by an entity which Mr. Glade controls.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Sales and Financing Contracts

In August 2007, the Company entered into an agreement and plan of merger with Great Lakes Cooperative. We entered into various fixed-priced corn purchase contracts with Great Lakes subsequent to the execution of the original merger agreement. As of April 3, 2008 (the date the merger closed), we had contracted and paid Great Lakes for 5.1 million bushels at a total cost of $18.3 million, and had contracted to purchase an additional 8.9 million bushels of corn from Great Lakes through February 2009 at a total cost of $42.3 million. Following the merger, Great Lakes was renamed as Green Plains Grain Company LLC.

In April 2008, Green Plains Grain Company LLC executed the Green Plains Grain Equipment Financing Agreements with Axis Capital Inc. These agreements provide financing for designated vehicles, implements and machinery acquired as a result of the Great Lakes merger. In addition, in April 2008 and June 2008, Green Plains Grain executed two separate operating leases for equipment with Axis Capital. The President and Chief Executive Officer of Axis Capital, Gordon F. Glade, is a member of our Board of Directors. Payments totaling approximately $457,000 were made on these contracts during the 2008 transition period. At December 31, 2008, Green Plains Grain owed a total of $1.5 million under these financing arrangements. In March 2009, a capital lease was executed between Axis Capital and Green Plains Superior LLC for a mobile railcar mover.

Beginning in February 2008, the Company entered into fixed-price ethanol purchase and sales agreements with Center Oil Company. The President and Chief Executive Officer of Center Oil Company is Gary R. Parker, a member of our Board of Directors. The sales agreements were executed to hedge prices for approximately 13.1 million gallons of our expected ethanol production from May 2008 to December 2008 for approximately $28.9 million. We entered into offsetting purchase agreements with Center Oil Company totaling 4.2 million gallons, valued at approximately $10.1 million, rather than delivering the ethanol. During the 2008 transition period, cash receipts and payments totaled $18.8 million and $0.4 million, respectively, on these contracts. At December 31, 2008, the Company did not have any outstanding payables under these purchase agreements and an amount receivable of $4.4 million under these sales agreements. Also outstanding were sales agreements totaling 12.5 million gallons, or $21.2 million, and purchase agreements totaling 1.0 million gallons, or $1.6 million.

The Company entered into fixed-price ethanol sales and distillers grains purchase agreements with VBV and/or its subsidiaries subsequent to execution of the definitive merger agreement in May 2008 and prior to the merger. The sales agreements were executed for future deliveries of 1.5 million gallons of ethanol for approximately $4.1 million. The purchase agreements were executed for future receipts of 180,000 tons of dried distillers grains for approximately $27.5 million. We executed comparable sales contracts with outside parties for these dried distillers grains. Prior to completion of the VBV merger transaction on October 15, 2008, no ethanol sales and $2.0 million in distillers grains purchases were executed under these agreements.

Policies and Procedures Regarding Related Party Transactions

The Board has adopted a written Related Party Policy governing related party transactions. The Related Party Policy requires the Audit Committee to review each Related Party Transaction (defined below) and determine whether it will approve or ratify such transaction.

For purposes of the Related Party Policy, a “Related Party Transaction” is any transaction, arrangement or relationships with a Related Party (defined below) where the aggregate amount involved is expected to exceed $120,000 in any calendar year. “Related Party” includes (a) any person who is or was (at any time during the last fiscal year) an executive officer, director or nominee for election as a director; (b) any person or group who is a beneficial owner of more than 5% of the Company’s voting securities; (c) any immediate family member of a person described in provisions (a) or (b) of this sentence; or (d) any entity in which any of the foregoing persons is employed, is a partner or has a greater than 10% beneficial ownership interest. Certain specified transactions are deemed preapproved by the Audit Committee.

In determining whether a Related Party Transaction will be approved or ratified, the Audit Committee may consider factors such as (a) the extent of the Related Party’s interest in the transaction; (b) the availability of other sources of comparable products or services; (c) whether the terms are competitive with terms generally available in similar transactions with persons that are not Related Parties; (d) the benefit to the Company; and (e) the aggregate value of the transaction.

PROPOSAL 2

RATIFICATION AND APPROVAL OF THE

GREEN PLAINS RENEWABLE ENERGY, INC. 2009 EQUITY INCENTIVE PLAN

General Information

On March 10, 2009, the Board adopted, subject to shareholder approval, the Green Plains Renewable Energy, Inc. 2009 Equity Incentive Plan (the ‘‘2009 Equity Incentive Plan’’). The purpose of the 2009 Equity Incentive Plan is to promote the interests of the Company and its shareholders by aligning the interests of participants with the interests of the Company’s shareholders.

Equity awards are currently granted to employees, non-employee directors and consultants pursuant to the 2007 Equity Incentive Plan. As of April 6, 2009, approximately 132,000 shares remained available for awards under the 2007 Equity Incentive Plan. Additional awards may continue to be made under the 2007 Equity Incentive Plan until its termination.

The Board believes that equity incentive compensation is essential in attracting, retaining and motivating individuals. The flexibility of the 2009 Equity Incentive Plan in types and specific terms of awards will allow future awards to be based on then-current objectives for aligning compensation with shareholder value. Shareholder approval of the 2009 Equity Incentive Plan will permit the Company to award equity incentives that achieve these goals.

The following is a summary of the material terms of the 2009 Equity Incentive Plan and is qualified in its entirety by reference to the 2009 Equity Incentive Plan. A copy of the 2009 Equity Incentive Plan is included as Appendix A to this Proxy Statement and may also be obtained from us free of charge upon written request.

Summary of the 2009 Equity Incentive Plan

Administration

The Compensation Committee, which is comprised of four Independent Directors, will administer the 2009 Equity Incentive Plan and will have full power and authority to determine when and to whom awards will be granted, consistent with the provisions of the 2009 Equity Incentive Plan. Subject to the provisions of the 2009 Equity Incentive Plan, the Compensation Committee may amend or waive the terms and conditions, or accelerate the exercisability, of an outstanding award. The Compensation Committee has authority to interpret the 2009 Equity Incentive Plan, and establish rules and regulations for the administration of the 2009 Equity Incentive Plan.

Eligible Participants

Any employee, director or consultant of the Company or its subsidiaries, who is selected by the Compensation Committee, is eligible to receive an award under the 2009 Equity Incentive Plan. As of December 31, 2008, the Company had 308 employees and 8 non-employee Directors eligible to participate in the 2009 Equity Incentive Plan.

Shares and Amounts Available For Awards

The aggregate number of shares of Common Stock that may be issued under all stock-based awards made under the 2009 Equity Incentive Plan will be 1,000,000. Shares related to awards that are forfeited or expire unexercised shall be added back and shall be available again under the 2009 Equity Incentive Plan. Subject to adjustment for certain corporate transactions, no participant may be granted stock options or stock appreciation rights (“SARs”) in any year with respect to more than 500,000 shares, and no participant may be granted restricted stock, restricted stock units, performance shares and other stock-based awards in any year with respect to more than 500,000 shares. The maximum dollar value that may be earned by any participant in any 12-month period with respect to performance units that are intended to comply with the performance based exception under Section 162(m) of the Internal Revenue Code (“the Code”) and are denominated in cash is $5,000,000.

Terms of Awards

General.  Awards may be granted alone or in addition to any other award granted under the 2009 Equity Incentive Plan or any other compensation plan. Awards may be granted for no cash consideration or for cash or other consideration as determined by the Compensation Committee or as required by applicable law. Awards may provide that upon the grant or exercise thereof, the holder will receive cash, or shares of Common Stock, or any combination of these in a single payment. The exercise price per share under any stock option and the grant price of any SAR may not be less than the fair market value on the date of grant of such option or SAR. The fair market value of a share under the 2009 Equity Incentive Plan will be the closing price on any securities exchange or NASDAQ or other over-the-counter market on which the shares are listed on the date of determination. If the shares are not listed, the Compensation Committee will determine the fair market value of the shares. The term of awards will not be longer than 10 years.

Awards other than options and SARs may be granted subject to the achievement of performance goals. The performance goals may be established by the Compensation Committee from time to time. In the case of awards intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, the performance goals may be one or more of the following business criteria:

•

Revenue;

•

Operating income (before or after taxes);

•

Pre- or after-tax income (before or after allocation of corporate overhead and bonus);

•

Net income (before or after taxes);

•

Earnings (including earnings before taxes; earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization);

•

Earnings per share;

•

Economic value-added models or equivalent metrics;

•

Cash flow or cash flow per share (before or after dividends);

•

Stock price;

•

Total shareholder return;

•

Market share;

•

Regulatory achievements;

•

Implementation, completion or attainment of measurable objectives with respect to research, development, products, or projects;

•

Production volume levels;

•

Reductions in costs;

•

Improvement in or attainment of expense levels or working capital levels;

•

Operating margins, gross margins, or cash margin;

•

Year-end cash;

•

Debt reductions;

•

Return on equity;

•

Return on assets or net assets;

•

Return on capital (including return on total capital or return on invested capital);

•

Cash flow return on investment;

•

Efficiency ratio (non-interest expense, divided by total revenue);

•

Asset management;

•

Asset quality;

•

Asset growth or budget achievement.

The measure of performance may be set by reference to an absolute standard or a comparison to specified companies or groups of companies, and may be established separately for the Company as a whole or for our various groups, divisions or subsidiaries. The Compensation Committee shall establish performance goals and target awards for participants within the time prescribed by, and otherwise shall comply with Section 162(m) of the Code.

Stock Options.  The holder of an option will be entitled to purchase a number of shares of Common Stock at a specified exercise price during a specified time period, all as determined by the Compensation Committee. The option exercise price may be payable either in cash or in previously-acquired shares of Common Stock, or at the discretion of the Compensation Committee, by any other lawful means. Options will be either “incentive stock options (“ISOs”)” within the meaning of Section 421 of the Code or “nonqualified stock options” and will vest and become exercisable in accordance with a vesting schedule established by the Compensation Committee. The exercise price will be established by the Committee and cannot be less than the fair market value of a share on the date of grant; the exercise price of an incentive stock option granted to an employee who owns 10% or more of the combined voting power of our stock will not be less than 110% of the fair market value of a share on the date of grant. The aggregate fair market value of Common Stock for which ISOs are granted and which are first exercisable in any one calendar year by any one employee may not exceed $100,000 in fair market value, which is determined as of the date of the grant.

Stock Appreciation Rights.  The holder of a SAR is entitled to receive the excess of the fair market value, calculated as of the exercise date, of a specified number of shares of Common Stock over the grant price of the SAR. Such amount shall be paid in shares of Common Stock or in cash, as specified in the award agreement. SARs shall vest and become exercisable in accordance with a vesting schedule established by the Compensation Committee.

Restricted Stock and Restricted Stock Units.  The holder of restricted stock will own shares of Common Stock subject to restrictions imposed by the Compensation Committee for a specified time period determined by the Compensation Committee. The holder of restricted stock will be entitled to vote the shares and to receive any dividends declared on the shares; however, any dividends declared in shares will be subject to the same restrictions as the underlying shares. The holder of restricted stock units will have the right, subject to any restrictions imposed by the Compensation Committee, to receive shares of Common Stock, at some future date determined by the Compensation Committee. The holder of restricted stock units will not have voting rights but will receive dividends paid with respect to the underlying shares. The Compensation Committee may award restricted stock or restricted stock units subject to satisfaction of performance goals, which may include awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code. If the participant’s employment terminates during the vesting period for any other reason, the Restricted Stock and Restricted Stock Units will be forfeited, unless the Compensation Committee determines that it would be in the Company’s best interest to waive any remaining time-based restrictions.

Performance Awards.  Performance awards give participants the right to receive payments in cash, or shares based solely upon the achievement of certain performance goals during a specified performance period. Any shares granted may be subject to any restrictions as determined by the Compensation Committee. Performance awards granted under the 2009 Equity Incentive Plan may qualify as ‘‘performance-based compensation’’ within the meaning of Section 162(m) of the Code.

Stock-Based Awards.  The Compensation Committee may grant other equity-based awards, including unrestricted shares of our Common Stock, subject to terms and conditions determined by the Compensation Committee and limitations imposed by the 2009 Equity Incentive Plan. The awards may be conditioned on meeting performance goals and may be structured to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code.

Duration, Termination and Amendment.  Unless discontinued or terminated by the Board, the 2009 Equity Incentive Plan will expire on May 6, 2019. No awards may be made after that date. However, unless otherwise expressly provided in an applicable award agreement, any award granted under the 2009 Equity Incentive Plan prior to expiration may extend beyond the end of such period through the award’s normal expiration date.

The Board may amend, alter or discontinue the 2009 Equity Incentive Plan at any time, although shareholder approval must be obtained if required to maintain compliance with the Code, by any applicable law or for any action that would, absent such approval, violate the rules and regulations of any securities exchange applicable to the Company.

Repricing Awards

The Compensation Committee may cancel outstanding options and SARs and replace them with either new options or SARs covering the same or a different number of shares but with an exercise price not less than fair market value on the new grant date, or with cash or shares, either vested or unvested, equal in value to the cancelled options or SARs. The Compensation Committee also may reduce the exercise price of options or SARs to a price not less than the then current fair market value of Common Stock on the date of adjustment.

Change in Control

Upon change in control, as defined in the 2009 Equity Incentive Plan, all outstanding options, SARs, restricted stock and restricted stock units that are not converted into similar awards with respect to the survivor or successor parent corporation shall become fully vested and, in the case of options and SARs, fully exercisable. Options, SARs, restricted stock and restricted stock units that are converted into similar awards with respect to the survivor or successor parent corporation upon a change in control shall vest and, in the case of options and SARs, become fully exercisable upon a qualifying termination, as defined in the 2009 Equity Incentive Plan.

Unless provided otherwise in an award agreement or employment agreement, performance shares will be converted into restricted stock upon a change in control. If the restricted stock is not converted into stock or units of the survivor or successor parent corporation, the restricted stock will vest upon a change in control, and if the restricted stock is converted into stock or units of the survivor or successor parent corporation, it will vest upon a qualifying termination.

Unless otherwise provided in an award agreement or employment agreement, performance units shall be converted into time-vesting restricted cash upon a change in control, and will vest upon a qualifying termination or in accordance with the vesting schedule under the original award if earlier.

Transferability of Awards

Unless otherwise provided by the Compensation Committee, awards under the 2009 Equity Incentive Plan may only be transferred by will or by the laws of descent and distribution. The Compensation Committee may permit a participant to transfer all or a portion of his awards to members of his immediate family, to trusts for the benefit of immediate family members, or to family limited partnerships in which the participant and his family members are the only partners.

Federal Income Tax Consequences

Grant of Stock Options and SARs.  The grant of a stock option or SAR is not expected to result in any taxable income for the recipient.

Exercise of Options and SARs.  Upon exercising a non-qualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of Common Stock acquired on the date of exercise over the exercise price, and the Company will generally be entitled at that time to an income tax deduction for the same amount. The holder of an incentive stock option generally will have no taxable income upon exercising the option (except that an alternative minimum tax liability may arise), and the Company will not be entitled to an income tax deduction. Upon exercising a SAR, the amount of any cash received and the fair market value on the exercise date of any shares of Common Stock received are taxable to the recipient as ordinary income and generally deductible by the Company, subject to the limits of Section 162(m) of the Code if applicable.

Disposition of Shares Acquired Upon Exercise of Options and SARs.  The tax consequence upon a disposition of shares acquired through the exercise of an option or SAR will depend on how long the shares have been held and whether the shares were acquired by exercising an incentive stock option, a non-qualified stock option or SAR. Generally, there will be no tax consequence to the Company in connection with the disposition of shares acquired under a non-qualified option or SAR. If shares purchased pursuant to the exercise of an ISO are not disposed of by the employee within two years from the date of grant of the option or within one year after the transfer of shares to him, the entire gain, if any, realized upon disposition will be taxable to the employee as long-term capital gain or loss and the Company will not be entitled to any federal income tax deduction. If an employee sells or exchanges the shares acquired under an ISO before the expiration of the required holding period, the employee will realize ordinary income in the year of such disposition in an amount equal to the difference between the option price and the lesser of the fair market value of the shares on the date of exercise (minus the exercise price) or the selling price (minus the exercise price). In such event, the Company will be entitled to a tax deduction in the year of disposition equal to the amount of ordinary income recognized by the employee, subject to the limits of Section 162(m) of the Code if applicable.

Awards Other than Options and SARs.  As to other awards granted under the 2009 Equity Incentive Plan that are payable either in cash or shares of Common Stock that are either transferable or not subject to substantial risk of forfeiture, the holder of the award must recognize ordinary income equal to (a) the amount of cash received or, as applicable, (b) the excess of (i) the fair market value of the shares received (determined as of the date of receipt) over (ii) the amount (if any) paid for the shares by the holder of the award. The Company will generally be entitled at that time to an income tax deduction for the same amount.

As to an award that is payable in shares of Common Stock that are restricted from transfer and subject to a substantial risk of forfeiture, unless a special election is made by the holder of the award under the Code, the holder must recognize ordinary income equal to the excess of (i) the fair market value of the shares received (determined as of the first time the shares become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier) over (ii) the amount (if any) paid for the shares by the holder of the award. The Company will generally be entitled at that time to an income tax deduction for the same amount.

Tax Deductibility and Section 162(m).  Section 162(m) places a $1,000,000 annual limit on the deductible compensation of certain executives of publicly traded corporations. The limit, however, does not apply to “qualified performance-based compensation.” The 2009 Equity Incentive Plan is designed so that awards made thereunder may qualify for the performance-based compensation exception to the deductibility limit, assuming that the 2009 Equity Incentive Plan is approved by stockholders.

Application of Section 16.  Special rules may apply to individuals subject to Section 16 of the Exchange Act. In particular, unless a special election is made pursuant to the Code, shares received through the exercise of a stock option or SAR may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise. Accordingly, the amount of any ordinary income recognized and the amount of our income tax deduction will be determined as of the end of that period.

Delivery of Shares for Tax Obligation.  Under the 2009 Equity Incentive Plan, the Compensation Committee may permit participants receiving or exercising awards, subject to the discretion of the Compensation Committee and upon such terms and conditions as it may impose, to deliver shares of Common Stock (either shares received upon the receipt or exercise of the award or shares previously owned by the holder of the option) to the Company to satisfy federal and state income tax obligations.

New Plan Benefits

Todd A. Becker and Wayne B. Hoovestol will be awarded 100,000 and 30,000 shares of restricted stock, respectively, subject to approval of the 2009 Equity Incentive Plan by stockholders. The Compensation Committee, in its sole discretion, will determine the number and types of other awards that will be granted. Thus, it is not possible to determine the benefits that will be received by eligible participants if the 2009 Equity Incentive Plan were to be approved by the shareholders. The closing price of a share of our Common Stock as reported on NASDAQ on April 6, 2009, was $2.70.

Board Voting Recommendation

Upon the recommendation of management, the Board adopted the Green Plains Renewable Energy, Inc. 2009 Equity Incentive Plan and recommends to the shareholders that they vote FOR the approval of the plan. The affirmative vote of the holders of a majority of the voting power of the shares present, in person or by proxy, and entitled to vote (excluding broker non-votes) is required to approve the 2009 Equity Incentive Plan. It is intended that, unless otherwise instructed, the shares represented by the Proxy (other than broker non-votes) will be voted “For” the approval of the 2009 Equity Incentive Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION AND ADOPTION OF THE GREEN PLAINS RENEWABLE ENERGY, INC. 2009 EQUITY INCENTIVE PLAN.

INDEPENDENT PUBLIC ACCOUNTANTS

The Company has retained the independent registered public accounting firm, L.L. Bradford & Company (“Bradford”), as its independent auditor. Bradford has served as our independent auditor since 2004. Aggregate fees billed by Bradford to the Company for professional services rendered for the 2008 transition period and for the fiscal year ended November 30, 2007 were as follows:

Category	Fiscal Period Ended	Fees

Audit Fees	December 31, 2008	$ 204,312
	November 30, 2007	109,300

Audit-Related Fees	December 31, 2008	22,900
	November 30, 2007	2,230

Tax Fees	December 31, 2008	-
	November 30, 2007	-

All Other Fees	December 31, 2008	-
	November 30, 2007	-

Audit Fees.  Audit fees billed by Bradford were for professional services rendered for the annual audit of our consolidated financial statements, quarterly review of our consolidated financial statements, and other fees that are normally provided by the independent auditor in connection with statutory and regulatory filings or engagements.

Audit-Related Fees.  Audit-related fees billed by Bradford were for professional services rendered for assurance and related services that were reasonably related to the performance of the audit or review of our consolidated financial statements, other than those previously reported under “Audit Fees.” Audit-related fees for the 2008 transition period and for the fiscal year ended November 30, 2007 related to professional services performed in connection with the Company’s regulatory filings on Forms S-8 and S-4 during each of those periods.

Tax Fees.  We did not utilize Bradford for tax services related to our 2008 transition period or our fiscal year ended November 30, 2007.

All Other Fees.  Bradford did not bill us for professional services rendered, other than amounts reported under “Audit Fees,” “Audit-Related Fees” and “Tax Fees” above, related to our 2008 transition period or our fiscal year ended November 30, 2007.

Pre-Approval of Audit and Non-Audit Services

The Company has adopted policies and procedures for pre-approval of all audit and non-audit services to be provided to the Company by its independent auditor. It is the Company’s policy that the Audit Committee pre-approve all audit, tax and other non-audit services. A proposal for audit or non-audit services must include a description and purpose of the services, estimated fees and other terms of the services. To the extent a proposal relates to non-audit services, a determination that such services qualify as permitted non-audit services and an explanation as to why the provision of such services would not impair the independence of the independent auditor are also required.

All of the services provided by Bradford during our transition nine-month period ended December 31, 2008 were approved in advance by our Audit Committee. No items were approved by the Audit Committee pursuant to paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X. The Audit Committee has considered whether the provision of the services performed by our principal accountant is compatible with maintaining the principal accountant’s independence.

REPORT OF THE AUDIT COMMITTEE

The Company has an Audit Committee established in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934. The Board has designated Mr. James Crowley as its audit committee financial expert as defined in Rule 407(d)(5) of Regulation S-K. Mr. Crowley also serves as the Audit Committee Chairman.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

The Audit Committee has reviewed and discussed the Company’s audited financial statements for the nine-month transition period ended December 31, 2008 with management, which has primary responsibility for the financial statements. L.L. Bradford & Company, the Company’s independent auditor for the nine-month transition period ended December 31, 2008, is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles. The Audit Committee met with Bradford and Company management to discuss the Company’s financial reports. The Audit Committee discussed with Bradford the matters required to be discussed by SAS 61 (Communication with Audit Committees), as may be modified or supplemented. Additionally, the Audit Committee received the written disclosures and the letter from Bradford required to be delivered to them under the applicable requirements of the Public Company Oversight Board regarding communications concerning independence, and the Audit Committee considered whether Bradford maintained its independence during the nine-month transition period ended December 31, 2008. Based on these discussions, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s transition report on Form 10-K for the fiscal period ended on December 31, 2008.

Respectfully submitted,

James F. Crowley, Chairman

Jim Anderson

Gordon Glade

Brian Peterson

The preceding Report of the Audit Committee will be filed with the records of the Company.

OTHER MATTERS

Annual Report

This Proxy Statement has been preceded or accompanied by a copy of the Company’s Annual Report, which includes financial and other information about the activities of the Company, but is not to be deemed a part of the proxy soliciting material. Our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act are available free of charge on our website at www.gpreinc.com as soon as reasonably practicable after we file or furnish such information electronically with the SEC. A copy of the annual report on Form 10-K and the exhibits filed with our annual report on Form 10-K will be mailed to stockholders without charge upon written request to Green Plains Renewable Energy, Inc., Attention: Jerry L. Peters, Corporate Secretary, 9420 Underwood Avenue, Suite 100, Omaha, Nebraska 68114. Such requests must include a good faith representation that the requesting party was either a holder of record or beneficial owner of our Common Stock on April 6, 2009. The information found on our website is not part of this or any other report we file with or furnish to the SEC.

Stockholder Proposals

Pursuant to Rule 14a-4(c) under the Exchange Act, if the Company does not receive advance notice of a stockholder proposal to be raised at its next annual meeting of stockholders in accordance with the requirements of the Company’s bylaws, the proxies solicited by the Company may confer discretionary voting authority to vote proxies on the stockholder proposal without any discussion of the matter in the proxy statement. The Company’s bylaws provide that timely written notice of a stockholder proposal must be delivered to, or mailed and received by, the corporate secretary of the Company at the principal executive offices of the Company not less than 50 nor more than 75 days prior to the meeting (which for a May 7th meeting date is on or before March 18 and on or after February 21). Only proposals properly delivered in this time frame may be brought before the meeting. As to each matter a stockholder proposes to bring before the 2010 annual meeting of stockholders, the stockholder’s notice must set forth: (i) a brief description of the business desired to be brought and the reasons for conducting such business at such meeting, (ii) the name and record address of the stockholder proposing such business and any other stockholders known by such stockholder to be supporting such proposal, (iii) the class and number of shares of the Company which are beneficially owned by the stockholder and by any other stockholders known by such stockholder to be supporting such proposal, and (iv) any material or financial interest of the stockholder in such business. The Company’s bylaws also provide that the chairman of an annual meeting shall, if the facts warrant, determine and declare at any meeting of the stockholders that business was not properly brought before the meeting and, if he should so determine, declare that such business shall not be transacted.

Any stockholder who desires to have a proposal included in the proxy soliciting material relating to the Company’s 2010 annual meeting of stockholders must comply with Rule 14a-8 under the Exchange Act and must send a signed proposal to the Corporate Secretary of the Company at 9420 Underwood Avenue, Suite 100, Omaha, Nebraska 68114. This proposal must be received no later than December 24, 2009 to be considered for inclusion in the proxy statement for the 2010 annual meeting of stockholders.

Discretionary Authority

At the time of mailing of this Proxy Statement, the Board was not aware of any other matters that might be presented at the meeting. If any matter not described in this Proxy Statement should properly be presented, the person named on the accompanying Proxy Card will vote such proxy in accordance with his judgment.

By Order of the Board of Directors,

/s/ Jerry L. Peters

Jerry L. Peters

Corporate Secretary

GREEN PLAINS RENEWABLE ENERGY, INC. 9420 UNDERWOOD AVE SUITE 100 OMAHA, NE, 68114

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Electronic Delivery of Future PROXY MATERIALS

If you would like to reduce the costs incurred by Green Plains Renewable Energy Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

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Use any touch-tone telephone to transmit your voting instructions up until 11:59

P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends that you vote FOR the following: 1. Election of Directors Nominees	For All 0	Withhold All 0	For All Except 0	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
01 Jim Barry 02 Todd Becker 03 Brian Peterson 04 Alain Treuer

The Board of Directors recommends you vote FOR the following proposal(s):
2. Proposal to ratify and approve the adoption of the 2009 Equity Incentive Plan.				For 0	Against 0	Abstain 0

NOTE: In his discretion, the proxy is authorized to vote on such other business as may properly come before the meeting.

0
For address change/comments, mark here.
0 0
Please indicate if you plan to attend this meeting

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)		Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is are available at www.proxyvote.com .

PROXY CARD FOR 2009 ANNUAL MEETING OF
STOCKHOLDERS OF
GREEN PLAINS RENEWABLE ENERGY, INC.

This Proxy is Solicited on Behalf of the Board of Directors. The undersigned hereby appoints Wayne B. Hoovestol as Proxy, with the power to appoint his substitute, and hereby authorizes him to represent and to vote, as designated on the reverse side, all voting shares of common stock of Green Plains Renewable Energy, Inc. held of record by the undersigned on April 6, 2009, at the Annual Meeting of Stockholders to be held on May 7, 2009, or any adjournment thereof.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

Appendix A

GREEN PLAINS RENEWABLE ENERGY, INC.

2009 EQUITY INCENTIVE PLAN

ARTICLE I

EFFECTIVE DATE AND PURPOSE

1.1

Effective Date.  The Board has adopted the Plan on March 10, 2009, subject to the approval of the stockholders of the Company within twelve (12) months of such date.

1.2

Purpose of the Plan.  The Plan is designed to provide a means to attract, motivate and retain eligible Participants and to further the growth and financial success of the Company by aligning the interests of Participants through the ownership of Shares and other incentives with the interests of the Company’s stockholders.

ARTICLE II

DEFINITIONS

2.1

The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

2.2

“1934 Act” means the Securities Exchange Act of 1934, as amended.  Reference to a specific section of the 1934 Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.3

“Affiliate” means any Parent or Subsidiary.

2.4

“Award” means, individually or collectively, a grant under the Plan of Nonqualified Stock Options, Incentive Stock Options, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Stock-Based Awards, or Stock Appreciation Rights.

2.5

“Award Agreement” means either (1) the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan or (2) a statement issued by the Company to a Participant describing the terms and provisions of such Award.  The terms of any Plan or guideline adopted by the Board or the Committee and applicable to an Award shall be deemed incorporated into and a part of the related Award Agreement.

2.6

“Board” or “Board of Directors” means the Board of Directors of the Company.

2.7

“Cause” means a Participant’s dishonesty, theft, embezzlement from the Company, willful violation of any rules of the Company pertaining to the conduct of Employees or the commission of a willful felonious act while an Employee, or violation of any, agreement related to non-competing, non-solicitation of employees or customers or confidentiality between the Company and the Participant.

2.8

“Change in Control” shall be deemed to have occurred if, in a single transaction or series of related transactions:

(a)

any person (as such term is used in Section 13(d) and 14(d) of the 1934 Act), or persons acting as a group, other than a trustee or fiduciary holding securities under an employment benefit program, is or becomes a "beneficial owner" (as defined in Rule 13-3 under the 1934 Act), directly or indirectly of securities of the Company representing 51% or more of the combined voting power of the Company; or

(b)

there is a merger, consolidation, or other business combination transaction of the Company with or into another corporation, entity or person, other than a transaction in which the holders of at least a majority of the shares of voting capital stock of the Company outstanding immediately prior to such transaction continue to hold (either by shares remaining outstanding or by their being converted into shares of voting capital stock of the surviving entity) a majority of the total voting power represented by the shares of voting capital stock of the Company (or surviving entity) outstanding immediately after such transaction; or

(c)

during any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with Company to effect a transaction described in (a) or (b) above) whose election by the Board or nomination for election by Company’s stockholders was approved by a vote of at least two thirds of the directors then still in office who either were directors at the beginning of the two year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(d)

all or substantially all of the Company's assets are sold.

2.9

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.10

“Committee” means the Compensation Committee of the Board.

2.11

“Company” means Green Plains Renewable Energy, Inc., an Iowa corporation, or any successor thereto.

2.12

“Consultant” means a consultant or other independent advisor who is under a written contract with the Company (or any Affiliate) to provide consulting or advisory services for the Company (or any Affiliate) and whose securities issued pursuant to the Plan could be registered on Form S-8.

2.13

“Disability” means a permanent and total disability that qualifies a Participant for disability benefits under the Social Security Act; provided, however, that with respect to Restricted Stock Units, “Disability” means “disability” within the meaning of section 409A of the Code.

2.14

“Eligible Director” means a Board member who is not, at the time of determination, an Employee.

2.15

“Employee” means any employee of the Company or any of its Subsidiaries, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.

2.16

“Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to the exercise of an Option or Stock Appreciation Right.

2.17

“Fair Market Value” means, as of any given date, (i) if the Shares are readily tradable on an established securities market, the closing price on the date at issue, or if there is no closing price on such date, the closing price on the last preceding day for which there was a closing price; (ii) if the Shares are not readily tradable on an established securities market, a value determined by the reasonable application of a reasonable valuation method as determined by the Committee in accordance with Section 409A of the Code.

2.18

“Fiscal Year” means the fiscal year of the Company.

2.19

“Grant Date” means, with respect to an Award, the date such Award is granted to a Participant.

2.20

“Incentive Stock Option” means an Option to purchase Shares which is designated as an Incentive Stock Option and is intended to meet the requirements of section 422 of the Code.

2.21

“Nonqualified Stock Option” means an Option to purchase Shares which is not an Incentive Stock Option.

2.22

“Option” means an Incentive Stock Option or a Nonqualified Stock Option.

2.23

“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, provided that each corporation in the unbroken chain (other than the Company) owns, at the time of determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.24

“Participant” means an Employee. Eligible Director, or Consultant who has an outstanding Award under the Plan.

2.25

“Performance Goals” shall mean any or all of the following:  revenue; operating income (before or after taxes); pre- or after-tax income (before or after allocation of corporate overhead and bonus); net income (before or after taxes); earnings (including earnings before taxes; earnings before interest and taxes or earnings before interest, taxes, depreciation, and amortization); earnings per share; economic value-added models or equivalent metrics; cash flow or cash flow per share (before or after dividends); stock price; total shareholder return; market share; regulatory achievements; implementation, completion or attainment of measurable objectives with respect to research, development, products, or projects, production volume levels; reductions in costs; improvement in or attainment of expense levels or working capital levels; operating margins, gross margins, or cash margin; year-end cash; debt reductions; return on equity; return on assets or net assets; return on capital (including return on total capital or return on invested capital); cash flow return on investment; efficiency ratio (non-interest expense, divided by total revenue); asset management; asset quality; asset growth or budget achievement.  Performance Goals need not be the same with respect to all Participants and may be established separately for the Company as a whole or for its various groups, divisions, subsidiaries, may be set in terms of growth over a the same measure for a prior period of time, and may be based on performance in comparison to performance by unrelated businesses specified by the Committee.  The Committee may also exclude charges related to an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (c) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles.  Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, and the regulations thereunder.

2.26

“Performance Period” means the time period during which the performance objectives must be met.

2.27

“Performance Share” means an Award granted to a Participant, as described in Article IX herein.

2.28

“Performance Unit” means an Award granted to a Participant, as described in Article IX herein.

2.29

“Period of Restriction” means the period during which Restricted Stock awarded hereunder is subject to a substantial risk of forfeiture.  As provided in Article VII, such restrictions may be based on the passage of time, the achievement of target levels of performance or the occurrence of other events as determined by the Committee.

2.30

“Plan” means the Green Plains Renewable Energy, Inc. 2009 Equity Incentive Plan, as set forth in this instrument and as hereafter amended from time to time.

2.31

“Prior Plan” shall mean the Green Plains Renewable Energy, Inc. 2007 Equity Incentive Plan.

2.32

“Restricted Stock” means an Award granted to a Participant pursuant to Article VII.

2.33

“Restricted Stock Unit” means an Award granted to a Participant, as described in Article VII herein.

2.34

“Retirement” means a Termination of Service after the Participant attains age 60 and completes 10 years of continuous service, measured from the most recent date of hire.

2.35

“Section 16 Person” means a person who, with respect to the Shares, is subject to Section 16 of the 1934 Act, as determined by the Board.

2.36

“Shares” means the shares of common stock, $0.001 par value, of the Company.

2.37

“Stock Appreciation Right” means an Award granted to a Participant pursuant to Section 8.

2.38

“Subsidiary” means any corporation, partnership, joint venture, limited liability company, or other entity (other than the Company) in an unbroken chain of entities beginning with the Company if, at the time of the granting of an Award, each of the entities other than the last entity in the unbroken chain owns more than fifty percent (50%) of the total combined voting power in one of the other entities in such chain.

2.39

"Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

2.40

“Termination of Service” means a cessation of the employee-employer relationship between a Participant and the Company or a Subsidiary for any reason but excluding any such cessation where there is a simultaneous reengagement of the person by the Company or a Subsidiary.

ARTICLE III

ELIGIBILITY

3.1

Participants.  Awards may be granted in the discretion of the Committee to Employees, Eligible Directors, and Consultants.

3.2

Non-Uniformity.  Awards granted hereunder need not be uniform among eligible Participants and may reflect distinctions based on title, compensation, responsibility or any other factor the Committee deems appropriate.

ARTICLE IV

ADMINISTRATION

4.1

The Committee. The Plan will be administered by the Committee, which, to the extent deemed necessary or appropriate by the Board, will consist of two or more persons who satisfy the requirements for a “non-employee director” under Rule 16b-3 promulgated under the 1934 Act and/or the requirements for an “outside director” under section 162(m) of the Code. The members of the Committee shall be appointed from time to time by, and shall serve at the pleasure of, the Board of Directors.  In the absence of such appointment, the Board of Directors shall serve as the Committee and shall have all of the responsibilities, duties, and authority of the Committee set forth herein.

4.2

Authority of the Committee.  The Committee shall have the exclusive authority to administer and construe the Plan in accordance with its provisions.  The Committee’s authority shall include, without limitation, the power to (a) determine persons eligible for Awards (other than discretionary Awards to members of the Committee, which must be authorized and approved by a disinterested majority of the Board), (b) prescribe the terms and conditions of the Awards, (c) interpret the Plan and the Awards, (d) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and (e) interpret, amend or revoke any such rules.  With respect to any Award that is intended to qualify as “performance-based compensation” within the meaning of section 162(m) of the Code, the Committee shall have no discretion to increase the amount of compensation that otherwise would be due upon attainment of a Performance Goal, although the Committee may have discretion to deny an Award or to adjust downward the compensation payable pursuant to an Award, as the Committee determines in its sole judgment.

4.3

Exchange/Pricing.

(a)

The Committee shall have the authority to effect, at any time and from time to time, with the consent of the affected holders, the cancellation of any or all outstanding Options or Stock Appreciation Rights and to grant in exchange one or more of the following:  (i) new Options or Stock Appreciation Rights covering the same or a different number of Shares but with an Exercise Price not less than the Fair Market Value on the new grant date or (ii) cash or Shares whether vested or unvested, equal in value to the value of the cancelled Options or Stock Appreciation Rights.

(b)

The Committee shall also have the authority, exercisable at any time and from time to time, with or, if the affected holder is not a Section 16 Person, then without, the consent of the affected holders, to reduce the Exercise Price of one or more outstanding Options or Stock Appreciation Rights to a price not less than the then current Fair Market Value or issue new Options or Stock Appreciation Rights with a lower Exercise Price in immediate cancellation of outstanding Options or Stock Appreciation Rights with a higher Exercise Price.

4.4

Delegation by the Committee.  The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more officers of the Company; provided, however, that the Committee may not delegate its authority and powers in any way which would jeopardize the Plan’s qualification under Rule 16b-3 and may not delegate its authority and powers with respect to any Award that is intended to qualify as performance-based compensation.

4.5

Factors to Consider for Granting Awards.  In making the determination as to the persons to whom an Award shall be granted, the Committee or any delegate may take into account such individual’s salary and tenure, duties and responsibilities, their present and potential contributions to the success of the Company, the recommendation of supervisors, and such other factors as the Committee or any delegate may deem important in connection with accomplishing the purposes of the Plan.

4.6

Decisions Binding.  All determinations and decisions made by the Committee and any of its delegates pursuant to Section 4.3 shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

ARTICLE V

SHARES SUBJECT TO THE PLAN

5.1

Number of Shares.  Subject to adjustment as provided in Section 5.4, the total number of Shares available for grant under the Plan shall not exceed 1,000,000 Shares, plus any shares remaining available for grant under the Prior Plan on the effective date of the Plan.  Shares granted under the Plan may be either authorized but unissued Shares or treasury Shares, or any combination thereof.

5.2

(a)

Lapsed Awards.  Unless determined otherwise by the Committee, Shares related to Awards that are forfeited, terminated or expire unexercised, shall be available for grant under the Plan. Shares that are tendered by a Participant to the Company in connection with the exercise of an Award, withheld from issuance in connection with a Participant’s payment of tax withholding liability, settled in cash in lieu of Shares, or settled in such other manner so that a portion or all of the Shares included in an Award are not issued to a Participant shall be available for grant under the Plan.  Shares related to awards granted under the Prior Plan that are forfeited, terminated or expire unexercised, shall also be available for grant under the Plan.  Shares that are tendered by a Participant to the Company in connection with the exercise of an award granted under the Prior Plan, withheld from issuance in connection with a Participant’s payment of tax withholding liability, settled in cash in lieu of Shares, or settled in such other manner so that a portion or all of the Shares included in an award granted under the Prior Plan are not issued to a Participant shall also be available for grant under the Plan.

(b)

Substitute Awards.  Substitute Awards shall not reduce the Shares authorized for grant under the Plan or authorized for grant to a Participant in any calendar year.  Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.

5.3

Limitations on Grants to Individual Participants.  Subject to adjustment as provided in Section 5.4, no Participant may be granted (i) Options or Stock Appreciation Rights during any Fiscal Year with respect to more than 500,000 Shares or (ii) Shares of Restricted Stock, Restricted Stock Units, Performance Shares and/or other Stock-Based Awards in any Fiscal Year that are intended to comply with the performance-based exception under Code Section 162(m) and are denominated in Shares with respect to more than 500,000 Shares (the “Limitations”).  In addition to the foregoing, the maximum dollar value that may be earned by any Participant in any 12-month period with respect to Performance Units that are intended to comply with the performance-based exception under Code Section 162(m) and are denominated in cash is $5,000,000.  If an Award is cancelled, the cancelled Award shall continue to be counted toward the applicable Limitations.

5.4

Adjustments in Awards and Authorized Shares.  In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, reverse stock split, spin-off, separation, liquidation, combination, or other similar transaction or change in the corporate structure of the Company affecting the Shares or the value thereof, the Committee shall adjust the number and class of Shares which may be delivered under the Plan, the number, class and price of Shares subject to outstanding Awards, and the numerical limits of Sections 5.1 and 5.3 in such manner as the Committee shall determine to be advisable or appropriate, taking into consideration the accounting and tax consequences, to prevent the dilution or diminution of such Awards.  Any such numerical limitations shall be subject to adjustment under this Section only to the extent such adjustment will not affect the status of any Award intended to qualify as “performance-based compensation” under section 162(m) of the Code or the ability to grant or the qualification of Incentive Stock Options under the Plan.  The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on all Participants.

5.5

Restrictions on Share Transferability.  Except as otherwise provided by the Committee or the Board, as the case may be, Awards granted under the Plan shall be non-transferable, and its terms shall state that it is non-transferable and that, during the lifetime of the Participant, shall be exercisable only by the Participant; notwithstanding the foregoing, Awards shall be transferable by will or the laws of descent and distribution.  Notwithstanding the foregoing, the Committee may, in its discretion, permit a Participant to transfer all or a portion of his or her awards to members of his or her immediate family, to trusts established for the benefit of members of his or her immediate family, or to family limited partnerships in which the Participant and immediate family members are the only partners, provided that the Participant may receive no consideration for such transfers, and that such transferred award shall be subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred award.  The Committee may impose such restrictions on any Award of Shares or Shares acquired pursuant to the exercise of an Award as it may deem advisable or appropriate, including, but not limited to, restrictions related to applicable Federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed or traded, and any blue sky or state securities laws.

ARTICLE VI

STOCK OPTIONS

6.1

Grant of Options.  Subject to the terms and provisions of the Plan, Options may be granted to Participants at any time and from time to time as determined by the Committee.  Subject to Section 5.3, the Committee shall determine the number of Shares subject to each Option.  The Committee may grant Incentive Stock Options, Nonqualified Stock Options, or any combination thereof.  No more than 1,000,000 Shares may be issued as Incentive Stock Options under the Plan.

6.2

Award Agreement.  Each Option shall be evidenced by an Award Agreement that shall specify the Exercise Price, the expiration date of the Option, the number of Shares to which the Option pertains, any conditions to exercise of the Option and such other terms and conditions as the Committee shall determine.  The Award Agreement shall also specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.

6.3

Exercise Price.  Subject to the provisions of this Section 6.3, the Exercise Price for each Option shall be determined by the Committee and shall be provided in each Award Agreement.

(a)

Nonqualified Stock Options.  In the case of a Nonqualified Stock Option, the Exercise Price shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date; provided, however, in no case shall the Exercise Price be less than the par value of such Share.

(b)

Incentive Stock Options.  In the case of an Incentive Stock Option, the Exercise Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date; or one hundred ten percent (110%) of the Fair Market Value of a Share if the Participant (together with persons whose stock ownership is attributed to the Participant pursuant to section 424(d) of the Code) owns on the Grant Date stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries; provided, however, in no case shall the Exercise Price be less than the par value of such Share.

(c)

Substitute Options.  Notwithstanding the provisions of Sections 6.3(a) and 6.3(b), in the event that the Company consummates a transaction described in section 424(a) of the Code, persons who become Participants on account of such transaction may be granted Options in substitution for options granted by such former employer or recipient of services.  If such substitute Options are granted, the Committee, consistent with section 424(a) of the Code, may determine that such substitute Options shall have an exercise price less than one hundred (100%) of the Fair Market Value of the Shares on the Grant Date.

6.4

Expiration of Options.

(a)

Expiration Dates.  Except as provided in Section 6.7(c) regarding Incentive Stock Options, each Option shall terminate upon the earliest to occur of the following events:

(i)

The date(s) for termination of the Option set forth in the Award Agreement;

(ii)

The date determined under Section 6.8 regarding Termination of Service; or

(iii)

The expiration of ten (10) years from the Grant Date.

(b)

Committee Discretion.  Subject to the limits of Section 6.4(a), the Committee shall provide in each Award Agreement when each Option expires and becomes unexercisable.

6.5

Exercisability of Options.  Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine.  After an Option is granted, the Committee may accelerate or waive any condition constituting a substantial risk of forfeiture applicable to the Option.  The Committee may not, after an Option is granted, extend the maximum term of the Option.

6.6

Payment.  Options shall be exercised by a Participant’s delivery of a written notice of exercise to the Secretary of the Company (or its designee), setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

6.7

Upon the exercise of an Option, the Exercise Price shall be payable to the Company in full in cash or its equivalent. The Committee may also permit exercise (a) by tendering previously acquired Shares (either actually or by attestation) having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price, or (b) by any other means which the Committee determines to provide legal consideration for the Shares, and to be consistent with the purposes of the Plan.

6.8

As soon as practicable after receipt of a written notification of exercise and full payment for the Shares purchased, the Company shall deliver to the Participant, Share certificates representing such Shares.  Until the issuance of the stock certificates, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares as to which the Option has been exercised.  No adjustment will be made for a dividend or other rights for which a record date is established prior to the date the certificates are issued.

6.9

Certain Additional Provisions for Incentive Stock Options.

(a)

Exercisability.  The aggregate Fair Market Value (determined on the Grant Date(s)) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Subsidiaries) shall not exceed $100,000.

(b)

Company and Subsidiaries Only.  Incentive Stock Options may be granted only to Participants who are employees of the Company or a subsidiary corporation (within the meaning of section 424(f) of the Code) on the Grant Date.

(c)

Expiration.  No Incentive Stock Option may be exercised after the expiration of ten (10) years from the Grant Date; provided, however, that if the Option is granted to an employee who, together with persons whose stock ownership is attributed to the employee pursuant to section 424(d) of the Code, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the Option may not be exercised after the expiration of five (5) years from the Grant Date.

6.10

Termination of Service.

(a)

Termination for Cause.  Unless otherwise specifically provided in the Award Agreement, an Option may not be exercised after a Participant’s Termination of Service by the Company or a Subsidiary for Cause.

(b)

Termination Due To Death.  Unless otherwise specifically provided in the Award Agreement, an Option may not be exercised more than one (1) year after a Participant’s Termination of Service due to death, but in no event after the expiration of the term of the Option.

(c)

Termination Due to Disability.  Unless otherwise specifically provided in the Award Agreement, an Incentive Stock Option may not be exercised more than one year from the date of Termination of Service due to Disability, and a Nonqualified Stock Option may not be exercised more than 36 months from the date of Termination of Service due to Disability, but in no event after the expiration of the term of the Option.

(d)

Termination Due to Retirement.  Unless otherwise specifically provided in the Award Agreement, an Incentive Stock Option may not be exercised more than three months after a Termination of Service due to Retirement, and a Nonqualified Stock Option may not be exercised more than 36 months from the date of Termination of Service due to Retirement, but in no event after the expiration of the term of the Option.

(e)

Other Voluntary Terminations.  Unless otherwise specifically provided in the Award Agreement, an Option may not be exercised after the date of Termination of Service due to voluntary termination other than for Retirement.

(f)

Termination For Other Reasons.  Unless otherwise specifically provided in the Award Agreement, an Option may not be exercised more than three months after a Participant’s Termination of Service for any reason other than described in Section 6.8(a) through 6.8(e), but in no event after the expiration of the term of the Option.

(g)

Leave of Absence.  The Committee may make such provision as it deems appropriate with respect to Participants on a leave of absence.

ARTICLE VII

RESTRICTED STOCK AND RESTRICTED STOCK UNITS

7.1

Grant of Restricted Stock/Units.  Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Committee shall determine.  Subject to Section 5.3, the Committee shall determine the number of Shares to be granted to each Participant.  Restricted Stock Units shall be similar to Restricted Stock except that no Shares are actually awarded to the Participant on the date of grant.

7.2

Restricted Stock Agreement.  Each Award of Restricted Stock and/or Restricted Stock Units shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares of Restricted Stock (or the number of Restricted Stock Units) granted, and such other terms and conditions as the Committee shall determine.

7.3

Transferability.  Except as otherwise determined by the Committee and set forth in the Award Agreement, Shares of Restricted Stock and/or Restricted Stock Units may not be sold, transferred, gifted, bequeathed, pledged, assigned, or otherwise alienated or hypothecated, voluntarily or involuntarily, until the end of the applicable Period of Restriction.

7.4

Other Restrictions.  The Committee may impose such other restrictions on Shares of Restricted Stock or Restricted Stock Units as it may deem advisable or appropriate in accordance with this Section 7.4.

(a)

General Restrictions.  The Committee may set restrictions based upon (a) the achievement of specific Performance Goals, (b) other performance objectives (Company-wide, divisional or individual), (b) applicable Federal or state securities laws, (c) time-based restrictions, or (d) any other basis determined by the Committee.

(b)

Section 162(m) Performance Restrictions.  For purposes of qualifying grants of Restricted Stock or Restricted Stock Units as “performance-based compensation” under Section 162(m) of the Code, the Committee, in its sole discretion, may set restrictions based upon the achievement of Performance Goals.  The Performance Goals shall be set by the Committee on or before the latest date permissible to enable the Restricted Stock or Restricted Stock Units to qualify as “performance-based compensation” under section 162(m) of the Code. In granting Restricted Stock or Restricted Stock Units that are intended to qualify under section 162(m) of the Code, the Committee shall follow any procedures determined by it in its sole discretion from time to time to be necessary, advisable or appropriate to ensure qualification of the Restricted Stock under section 162(m) of the Code.

(c)

Legend on Certificates.  The Committee may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.  For example, the Committee may determine that some or all certificates representing Shares of Restricted Stock shall bear the following legend:

“THE SALE OR OTHER TRANSFER OF THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE, WHETHER VOLUNTARY, INVOLUNTARY, OR BY OPERATION OF LAW, IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN THE GREEN PLAINS RENEWABLE ENERGY, INC. 2009 EQUITY INCENTIVE PLAN, AND IN A RESTRICTED STOCK AGREEMENT.  A COPY OF THE PLAN AND SUCH RESTRICTED STOCK AGREEMENT MAY BE OBTAINED FROM THE SECRETARY OF THE COMPANY.”

(d)

Retention of Certificates.  To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and restrictions applicable to such Shares have been satisfied or lapse.

7.5

Removal of Restrictions.  With respect to Awards of Restricted Stock, the Committee may accelerate the time at which any restrictions shall lapse and remove any restrictions.  With respect to Awards of Restricted Stock Units, the Committee may accelerate or waive any condition constituting a substantial risk of forfeiture applicable to the Restricted Stock Units.  However, in no event may the restrictions on Shares granted to a Section 16 Person lapse until at least six months after the grant date (or such shorter period as may be permissible while maintaining compliance with Rule 16b-3). After the end of the Period of Restriction, the Participant shall be entitled to have any legend or legends under Section 7.4(c) removed from his or her Share certificate, and the Shares shall be freely transferable by the Participant, subject to any other restrictions on transfer which may apply to such Shares.  Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion, shall determine, as set forth in the Award Agreement.

7.6

Voting Rights. Except as otherwise determined by the Committee and set forth in the Award Agreement, Participants holding Shares of Restricted Stock granted hereunder shall have voting rights during the Period of Restriction.  A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

7.7

Dividends and Other Distributions. Except as otherwise determined by the Committee and set forth in the Award Agreement, Participants holding Shares of Restricted Stock or Restricted Stock Units shall be entitled to receive all dividends and other distributions paid with respect to the underlying Shares or dividend equivalents during the Period of Restriction.  If any such dividends or dividend equivalents with respect to Restricted Stock are paid in Shares, such Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

7.8

Return of Restricted Stock to Company.  On the date set forth in the applicable Award Agreement, the Restricted Stock for which restrictions have not lapsed shall revert to the Company and thereafter shall be available for grant under the Plan.

7.9

Section 83(b) Election.  The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under section 83(b) of the Code. If a Participant makes an election pursuant to section 83(b) of the Code concerning a Restricted Stock Award, the Participant shall be required to promptly file a copy of such election with the Company.

ARTICLE VIII

STOCK APPRECIATION RIGHTS

8.1

Grant of Stock Appreciation Rights.  Subject to the terms and provisions of the Plan, if Shares are traded on an established securities market, Stock Appreciation Rights may be granted to Participants at any time and from time to time as determined by the Committee.  Subject to Section 5.3, the Committee shall determine the number of Shares subject to each Stock Appreciation Right.

8.2

Award Agreement.  Each Stock Appreciation Right shall be evidenced by an Award Agreement that shall specify the Exercise Price, the expiration date of the Stock Appreciation Right, the number of Shares to which the Stock Appreciation Right pertains, any conditions to exercise of the Stock Appreciation Right and such other terms and conditions as the Committee shall determine.

8.3

Exercise Price.  The Exercise Price for each Stock Appreciation Right shall be determined by the Committee and shall be provided in each Award Agreement; provided, however, the Exercise Price for each Stock Appreciation Right may not be less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date.

8.4

Expiration of Stock Appreciation Rights.

(a)

Expiration Dates.  Each Stock Appreciation Right shall terminate upon the earliest to occur of the following events:

(i)

The date(s) for termination of the Stock Appreciation Right set forth in the Award Agreement;

(ii)

The date determined under Section 8.7 regarding Termination of Service; or

(iii)

The expiration of ten (10) years from the Grant Date.

(b)

Committee Discretion.  Subject to the limits of Section 8.4(a), the Committee shall provide in each Award Agreement when each Stock Appreciation Right expires and becomes unexercisable.  The Committee may not, after an Stock Appreciation Right is granted, extend the maximum term of the Stock Appreciation Right.

8.5

Exercisability of Stock Appreciation Rights.  Stock Appreciation Rights granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine.  After a Stock Appreciation Right is granted, the Committee may accelerate or waive any restrictions constituting a substantial risk of forfeiture on the exercisability of the Stock Appreciation Right.

8.6

Payment of Stock Appreciation.  Upon the exercise of a Stock Appreciation Right, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a)

The difference between the Fair Market Value of a Share on the date of exercise over the Exercise Price; by

(b)

The number of Shares with respect to which the Stock Appreciation Right is exercised. Such payment shall be in Shares of equivalent value or in cash or cash equivalent, as specified in the Award Agreement.

8.7

Termination of Service.

(a)

Termination for Cause.  Unless otherwise specifically provided in the Award Agreement, a Stock Appreciation Right may not be exercised after a Participant’s Termination of Service by the Company or a Subsidiary for Cause.

(b)

Termination Due To Death, Disability, or Retirement.  Unless otherwise specifically provided in the Award Agreement, a Stock Appreciation Right may not be exercised more than one (1) year after a Participant’s Termination of Service due to death or more than three (3) years after a Participant’s Termination of Service due to  Disability or Retirement.

(c)

Other Voluntary Terminations.  Unless otherwise specifically provided in the Award Agreement, a Stock Appreciation Right may not be exercised after a Participant’s voluntary Termination of Service for any reason other than Retirement.

(d)

Termination For Other Reasons.  Unless otherwise specifically provided in the Award Agreement, an Stock Appreciation Right may not be exercised more than ninety (90) days after a Participant’s Termination of Service for any reason other than described in Section 8.7(a) through  8.7(c).

8.8

Voting Rights. Participants holding Stock Appreciation Rights granted hereunder shall have no voting rights.

ARTICLE IX

PERFORMANCE UNITS/PERFORMANCE SHARES

9.1

Grant of Performance Units/Shares.  Subject to the terms of the Plan, Performance Units and/or Performance Shares may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.  Subject to Section 5.3, the Committee shall have complete discretion in determining the number of Performance Units and Performance Shares granted to any Participant.

9.2

Value of Performance Units/Shares.  Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals or Performance Measures in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Units/Shares that will be paid out to the Participant.

9.3

Performance Objectives and Other Terms.  The Committee shall set Performance Goals in its sole discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units or Performance Shares, or both, that will be paid out to the Participants.  The time period during which the Performance Goals must be met shall be called the “Performance Period”.  Performance Periods of Awards granted to Section 16 Persons shall, in all cases, exceed six (6) months in length (or such shorter period as may be permissible while maintaining compliance with Rule 16b-3).  Each Award of Performance Units or Performance Shares shall be evidenced by an Award Agreement that shall specify the Performance Period, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

9.4

Earning of Performance Units/Shares.  Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Shares shall be entitled to receive payout on the number and value of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals or Performance Measures have been achieved.

9.5

Form and Timing of Payment of Performance Units/Shares.  Payment of earned Performance Units/Shares shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of the Plan the Committee, in its sole discretion, may pay earned Performance Units/Shares in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period. Any Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.  Awards shall be paid no later than the last date permitted in order for the payment to be exempted from the definition of deferred compensation under section 409A of the Code.

9.6

Dividends and Other Distributions.  At the discretion of the Committee, Participants holding Performance Units/Shares may be entitled to receive dividend equivalents with respect to dividends declared with respect to the Shares. Such dividends may be subject to the accrual, forfeiture, or payout restrictions as determined by the Committee in its sole discretion.

9.7

Termination of Employment/Service Relationship.  In the event of a Participant’s Termination of Service, all Performance Units/Shares shall be forfeited by the Participant unless determined otherwise by the Committee, as set forth in the Participant’s Award Agreement. Any such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Performance Units/Shares issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

ARTICLE X

STOCK-BASED AWARDS

10.1

Stock-Based Awards.  The Committee may grant other types of equity-based or equity-related Awards (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, as the Committee shall determine. Subject to Section 5.3, the Committee shall have complete discretion in determining the amount of Stock-Based Awards granted to any Participant.  Stock-Based Awards shall be available as a form of payment of other Awards granted under the Plan and other earned cash-based incentive compensation.

ARTICLE XI

MISCELLANEOUS

11.1

Deferrals.  To the extent consistent with the requirements of section 409A of the Code, the Committee may provide in an Award Agreement or another document that a Participant is permitted to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award. Any such deferral election shall be subject to such rules and procedures as shall be determined by the Committee.

11.2

Committee would subject any Participant to liability for interest or additional taxes under Section 409A of the Code, it will be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.  It is intended that the Plan and all Awards will comply with or be exempt from Section 409A of the Code, and the Plan and each Award shall be interpreted consistent with such intent.  The Plan and any Award may be amended in any respect deemed necessary (including retroactively) by the Committee in order to pursue compliance with or exemption from, as applicable, Section 409A of the Code.  If any deferred compensation is payable to a "specified employee" upon "separation from service," as those terms are defined in Section 409A of the Code and the regulations thereunder, then payment of such amount shall be delayed for a period of six months following separation from service and paid in a lump sum on the first payroll date following the expiration of such six month period.  The foregoing shall not be construed as a guarantee of any particular tax effect for Plan benefits or Awards.  A Participant or beneficiary as applicable is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on the Participant or beneficiary in connection with any payments to such Participant or beneficiary under the Plan, including any taxes and penalties under Section 409A of the Code, and neither the Company nor any Affiliate shall have any obligation to indemnify or otherwise hold a Participant or beneficiary harmless from any and all of such taxes and penalties.

11.3

No Effect on Employment or Service.  Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment or service at any time, with or without Cause.  Employment with the Company or any Subsidiary is on an at-will basis only, unless otherwise provided by an applicable employment or service agreement between the Participant and the Company or any Subsidiary, as the case may be.

11.4

Participation.  No Participant shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive a future Award.

11.5

Indemnification.  Each person who is or shall have been a member of the Committee, or of the Committee, to the extent permitted under state law, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company’s prior written approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit or proceeding against him or her; provided, however, that he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

11.6

Successors.  All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business or assets of the Company.

11.7

Beneficiary Designations.  If permitted by the Committee, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid Award shall be paid in the event of the Participant’s death.  Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee.  In the absence of any such designation, any vested benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate and, subject to the terms of the Plan and of the applicable Award Agreement, any unexercised vested Award may be exercised by the administrator, executor or the personal representative of the Participant’s estate.

11.8

No Rights as Stockholder.  Except to the limited extent provided in Sections 7.6 and 7.7, no Participant (nor any beneficiary thereof) shall have any of the rights or privileges of a stockholder of the Company with respect to any Shares issuable pursuant to an Award (or the exercise thereof), unless and until certificates representing such Shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant (or his or her beneficiary).

11.9

Investment Representation.  As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

11.10

Uncertificated Shares.  To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

11.11

Fractional Shares.  No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, or Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

ARTICLE XII

AMENDMENT, TERMINATION, AND DURATION

12.1

Amendment, Suspension, or Termination.  The Board, in its sole discretion, may amend or terminate the Plan, or any part thereof, at any time and for any reason; provided, however, that if and to the extent required by law or to maintain the Plan’s compliance with the Code, the rules of any national securities exchange (if applicable), or any other applicable law, any such amendment shall be subject to stockholder approval; and further provided, that the Board may not, without the approval of the Company’s shareholders, take any other action with respect to an Option or Stock Appreciation Right that may be treated as a repricing under the rules and regulations of the principal securities market on which the Shares are traded, including a reduction of the exercise price of an Option or the grant price of a Stock Appreciation Right or the exchange of an Option or Stock Appreciation Right for cash or another Award.  The amendment, suspension or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Award theretofore granted to such Participant.  No Award may be granted during any period of suspension or after termination of the Plan.

12.2

Duration of the Plan.  The Plan shall become effective in accordance with Section 1.1, and subject to Section 12.1 shall remain in effect until the tenth anniversary of the effective date of the Plan.

ARTICLE XIII

TAX WITHHOLDING

13.1

Withholding Requirements.  Prior to the delivery of any Shares or cash pursuant to an Award (or the exercise thereof), the Company shall have the power and the right to deduct or withhold from any amounts due to the Participant from the Company, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state and local taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or the exercise thereof).

13.2

Withholding Arrangements.  The Committee, pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part, by (a) electing to have the Company withhold otherwise deliverable Shares, or (b) delivering to the Company Shares then owned by the Participant having a Fair Market Value equal to the amount required to be withheld.  The amount of the withholding requirement shall be deemed to include any amount that the Committee agrees may be withheld at the time any such election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined.  The Fair Market Value of the Shares to be withheld or delivered shall be determined as of the date that the taxes are required to be withheld.

ARTICLE XIV

CHANGE IN CONTROL

14.1

Upon the occurrence of Change in Control:

(a)

Options and Stock Appreciation Rights.

(i)

If in connection with a Change in Control, any outstanding Option or Stock Appreciation Right is not continued in effect or converted into an Option to purchase or Stock Appreciation Right with respect to stock of the survivor or successor parent corporation in a manner that complies with Sections 424 and 409A of the Code, such outstanding Option(s) or Stock Appreciation Rights shall vest and become fully exercisable.

(ii)

If outstanding Options or Stock Appreciation Rights are continued or converted as described in Section 14.1(a)(i), then upon the occurrence of a Qualifying Termination of the holder thereof, such Options or Stock Appreciation Rights shall vest and become fully exercisable.

(b)

Restricted Stock and Restricted Stock Units.

(i)

If in connection with a Change in Control, any outstanding Restricted Stock or Restricted Stock Units are not continued in effect or converted into restricted shares or units, as applicable, representing interests in stock of the survivor or successor parent corporation on a basis substantially equivalent to the consideration received by stockholders of the Company in connection with the Change in Control, such outstanding Restricted Stock or Restricted Stock Units shall vest and be valued at the time of the Change in Control.

(ii)

If any outstanding Restricted Stock or Restricted Stock Units are continued or converted as described in Section 14.1(b)(i), then upon occurrence of a Qualifying Termination of employment of the holder thereof, such Restricted Stock or Restricted Stock Units shall vest in full.

(c)

Performance Share.

(i)

Unless otherwise provided in an Award Agreement or an employment agreement, upon a Change in Control, any outstanding Performance Shares shall be converted into time-vesting Restricted Stock, based on actual performance, giving effect to the transaction constituting the Change in Control.  Unless otherwise specified in the Award Agreement corresponding to the Performance Shares, the number of Shares converted into Restricted Stock shall be pro-rated based on the number of days in the Performance Period occurring prior to the Change in Control, and the vesting period of such Restricted Stock shall be the time remaining in the Performance Period of the converted Performance Shares.  If in connection with such Change in Control, the converted Restricted Stock is not continued in effect or converted into restricted shares or units relating to the stock of the successor or survivor parent corporation on a basis substantially equivalent the consideration, if any, received by stockholders of the Company in connection with the Change in Control, then all such outstanding Restricted Stock shall vest and be valued pursuant to Section 14.1(b)(i).

(ii)

The Restricted Stock into which any outstanding Performance Shares are converted as described in Section 14(c)(i) shall vest upon a Qualifying Termination of the holder.

(d)

Performance Units

(i)

Unless otherwise provided in an Award Agreement or an employment agreement, upon a Change in Control, any outstanding Performance Units shall be converted into time-vesting restricted cash, based on actual performance, giving effect to the transaction constituting the Change in Control.  Unless otherwise specified in the Award Agreement corresponding to the Performance Units, the value converted into restricted cash shall be pro-rated based on the number of days in the Performance Period occurring prior to the Change in Control, and the vesting period of such restricted cash shall be the time remaining in the Performance Period of the converted Performance Units.

(ii)

The restricted cash into which any outstanding Performance Units are converted as described in Section 14(d)(i) shall vest upon a Qualifying Termination of the holder.

(e)

Qualifying Termination.  For purposes of this Section, a "Qualifying Termination" shall mean a termination of employment within twenty-four months following a Change in Control (i) by the Company other than for Cause, gross negligence, or deliberate misconduct which demonstrably harms the Company or (ii) by the Participant for "good reason," if "good reason" is defined in the applicable Award Agreement or employment agreement.

14.2

Continued or Converted.  For purposes of Section 14.1(a), (b), (c), and (d) hereof, (i) no Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Share or Performance Unit shall be treated as "continued or converted" on a basis consistent with the requirements of Sections 14.1(a)(i), (b)(i), (c)(i), or (d)(i) as applicable, unless the stock underlying such Award after such continuation or conversion consists of securities of a class that is widely held and publicly traded on a U.S. national securities exchange, and (ii) no Performance Share or Performance Unit will be treated as "continued or converted" on a basis consistent with the requirements described in Section 14.1(c)(i) and 14.(d)(i) unless the performance conditions applicable to a Participant's earning of the Award are practicably susceptible of continuing measurement following the Change in Control transaction and do not effectively increase the performance required to be achieved in order for the Participant to earn any portion or level of Award.

14.3

Section 409A.  If the implementation of any of the foregoing provisions of this Article XIV would cause a Participant to incur adverse tax consequences under Section 409A of the Code, the implementation of such provision shall be delayed until the first date on which such implementation would not cause any adverse tax consequences under Section 409A.

14.4

Conflict.  The preceding sections of this Article XIV shall apply notwithstanding any other provision of the Plan to the contrary, unless the Committee shall have expressly provided in any applicable Award for different provisions to apply in the event of a Change in Control.  For the avoidance of doubt, any such different provisions may be more or less favorable to either of the parties to the Award, but if the application of such different provisions is unclear, uncertain or ambiguous, the provisions of this Article XIV shall govern.

ARTICLE XV

LEGAL CONSTRUCTION

15.1

Gender and Number.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

15.2

Severability.  In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

15.3

Requirements of Law.  The grant of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required from time to time.

15.4

Securities Law Compliance.  To the extent any provision of the Plan, Award Agreement or action by the Committee fails to comply with any applicable federal or state securities law, it shall be deemed null and void, to the extent permitted by law and deemed advisable or appropriate by the Committee.

15.5

Governing Law.  The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Iowa.

15.6

Captions.  Captions are provided herein for convenience of reference only, and shall not serve as a basis for interpretation or construction of the Plan.

Appendix B

Green Plains Renewable Energy, Inc.

Audit Committee Charter

Green Plains Renewable Energy, Inc.

Audit Committee Charter

ORGANIZATION

There shall be a committee of the Board of Directors (the "Board") of Green Plains Renewable Energy, Inc. (the "Company") designated as the Audit Committee.  The Audit Committee shall be composed of directors who are independent of the management of the Company and are free of any relationship that, in the opinion of the Board, would interfere with their exercise of independent judgment as a committee member.

STATEMENT OF POLICY

The Audit Committee shall provide assistance to the Board in fulfilling their responsibility to the shareholders, potential shareholders, creditors and other stakeholders related to corporate accounting, reporting practices of the Company, and the quality and integrity of the Company’s financial reports.  In so doing, it is the responsibility of the Audit Committee to maintain a free and open means of communication between committee members, the independent registered public accountants and Company management.

AUTHORITY

The Audit Committee shall have the authority to conduct or authorize investigations into any matters within the committee's scope of responsibilities.  In connection with such investigations or otherwise, in the course of fulfilling its responsibilities under this charter, the Audit Committee shall have the authority to:

•

Appoint, oversee, approve the compensation of and, where appropriate, replace the independent registered public accountants.

•

Resolve any disagreements between management and the independent registered public accountants regarding financial reporting.

•

Pre-approve and review disclosure, where required, of all audit and non-audit services provided by the independent registered public accountant.

•

Approve the appointment, compensation, removal or replacement of the Company’s chief audit executive.

•

Oversee the operations of the Company’s internal audit department.

•

Retain special legal, accounting, or other consultants or advisors to advise it.

•

Determine the funding for such consultants or advisors, and may request any officer or employee of the Company, its outside legal counsel or independent registered public accountants to attend a meeting of the Audit Committee or to meet with any members of, or consultants or advisors to, the Audit Committee.

•

Determine the funding by the Company of ordinary administrative expenses of the Audit Committee that are necessary and appropriate in carrying out its duties.

•

Authorize any related party transaction or transactions in accordance with Board-approved parameters outlined in the Company’s Related Party Policy.

•

Meet with company officers, internal auditors, independent registered public accountants, or outside counsel, as necessary.

•

Seek any information it requires from employees — all of whom are directed to cooperate with the committee's requests — or external parties.

The responsibilities of a member of the Audit Committee shall be in addition to such member's duties as a member of the Board.

Green Plains Renewable Energy, Inc.

Audit Committee Charter

While the Audit Committee shall have the responsibilities and powers set forth in this charter, it shall not be the duty of the Audit Committee to plan or conduct audits or to determine whether the Company's financial statements are complete, accurate, or in accordance with generally accepted accounting principles.  These are the responsibilities of management and the independent registered public accountants.  Nor shall it be the duty of the Audit Committee to conduct investigations or to assure compliance with laws and regulations or the Company's own policies.

COMPOSITION

The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors.  All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Audit Committee shall be designated by the Committee as the audit committee financial expert in accordance with Rule 407(d)(5) of Regulation S-K and NASDAQ Rule 4350 (d)(2).  The members of the Audit Committee shall be appointed by the Board at the annual organizational meeting of the Board or until their successors shall be duly qualified and appointed.  Unless a chair is appointed by the full Board, the members of the Audit Committee may designate a chair by majority vote of the full Audit Committee membership.

MEETINGS

The Audit Committee shall meet at least quarterly, or more frequently as circumstances dictate.  As part of its responsibility to foster open communication, the Audit Committee or its members are expected to meet for discussions with Company management frequently.  There will be at least two formal meetings with Company management in the presence of the independent registered public accountants.  The Audit Committee will hold separate executive sessions to discuss any matters that the Audit Committee believes should be discussed privately.

RESPONSIBILITIES

In carrying out its responsibilities, the Audit Committee's policies and procedures will remain flexible, in order to best react to changing conditions and to ensure that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.  In carrying out these responsibilities, the Audit Committee will:

General

•

Maintain an effective Audit Committee charter approved by the Board.  Review and assess the adequacy of the committee charter annually, requesting Board approval for proposed changes, and ensure appropriate disclosure as may be required by law or regulation.

•

Influence the overall Company "tone" for quality financial reporting, sound business risk controls and ethical behavior.

•

Monitor compliance with the Company code of conduct and regulatory requirements, and review and assess conflicts of interest and related-party transactions.

•

Establish and review procedures for receipt, retention and treatment of complaints received by the Company regarding accounting, internal controls and auditing matters, including procedures for confidential, anonymous submission of concerns by employees regarding questionable accounting and auditing matters.

•

Review and approve required stock exchange certifications, if any, and proxy statement disclosure.

•

Periodically review and update the Audit Committee responsibilities calendar to reflect changes in regulatory requirements and authoritative guidance.

•

Evaluate the committee's and individual members' performance on a regular basis.

Green Plains Renewable Energy, Inc.

Audit Committee Charter

•

Institute and oversee special investigations as needed.

•

Perform other activities related to this charter as requested by the Board.

•

Confirm annually that all responsibilities outlined in this charter have been carried out.

Financial Statements

•

Review significant accounting and reporting issues, including complex or unusual transactions and highly judgmental areas, and recent professional and regulatory pronouncements, and understand their impact on the financial statements.  Concur on changes to accounting principles.

•

Review with management and the independent registered public accountants the results of the audit, including any difficulties encountered.

•

Review the interim and annual financial statements and consider whether they are complete, consistent with information known to committee members, and reflect appropriate accounting principles.

•

Review operational data and other sections of the interim and annual report and related regulatory filings before release and consider the accuracy and completeness of the information.

•

Review with management and the independent registered public accountants all matters required to be communicated to the committee under Generally Accepted Auditing Standards.

•

Understand how management develops interim financial information, and the nature and extent of internal and independent registered public accountants’ involvement.

•

Monitor the integrity and quality of annual and interim financial reporting to shareholders with management and the independent registered public accountants to determine that the independent registered public accountants are satisfied with the disclosure and content of the financial statements to be presented to the shareholders.

Internal Controls

•

Emphasize the adequacy of internal controls to identify any payments, transactions or procedures that might be deemed illegal or otherwise improper.  Review the Company's policy statements to enforce adherence to its code of conduct.

•

On a regular basis, monitor the integrity and quality of internal financial and operating information used by management in its decision-making processes.

•

Consider the effectiveness of the organization’s risk management and internal control system, including information technology security and control.

•

Review and discuss with the CEO and CFO the organization’s internal/disclosure controls and procedures and any material control weaknesses and fraud.

•

Understand the scope of internal audit's review of risk management and internal controls over financial and operational reporting, and obtain reports on significant findings and recommendations, together with management's responses.

•

Understand the scope of the independent registered public accountants’ review of internal controls over financial reporting, and obtain reports on significant findings and recommendations, together with management’s responses.

Green Plains Renewable Energy, Inc.

Audit Committee Charter

•

Review with management and the independent registered public accountants their respective assessments and attestation of the effectiveness of the organization’s internal controls and procedures for financial reporting.

Internal Audit

•

Review with management and the chief audit executive the charter, plans, activities, staffing, resources and organizational structure of the internal audit activity.

•

Ensure there are no unjustified restrictions or limitations imposed upon internal audit personnel, and review and concur in the appointment, replacement or dismissal of the chief audit executive.

•

Set clear Company hiring policies for partners and employees of the external audit firm consistent with prevailing regulatory requirements.

•

Review the effectiveness of the internal audit activity, including compliance with The Institute of Internal Auditors' International Standards for the Professional Practice of Internal Auditing.

•

Review the performance of the chief audit executive and exercise final approval on his/her appointment, compensation and discharge.

•

On a regular basis, meet separately with the chief audit executive to discuss any matters that the committee or internal audit personnel believe should be discussed privately.

Independent Registered Public Accountants

•

Review and recommend to the Board the Audit Committee's choice of independent registered public accounting firm and the level of fees for audits of the Company’s financial statements.  Recommend dismissal when necessary.  The Company's independent registered public accountants shall ultimately be accountable to the Audit Committee and the Board as representatives of the shareholders.

•

Maintain an active dialog with the independent registered public accountants to identify and disclose any relationship or services that may affect the objectivity and independence of the auditors.

•

Meet with the independent registered public accountants and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review the results of such audit, including any comments or recommendations of the independent registered public accountants.

•

Provide sufficient opportunity for the independent registered public accountants to meet with the members of the Audit Committee without members of management present.  Among the items to be discussed in these meetings are the independent registered public accountants' evaluation of the Company's financial and accounting personnel, and the cooperation that the independent registered public accountants received during the course of the audit.

•

Ensure that the independent registered public accountants review interim financial statements and discuss with them the results of their review before the Company files its Form 10-Q.

Green Plains Renewable Energy, Inc.

Audit Committee Charter

•

Consider and review with the independent registered public accountants:

o

Any significant findings in the independent registered public accountants' SAS 71 interim financial statement review prior to the Company's filing of its Form 10-Q.

o

The adequacy of the Company's internal controls including computerized information system controls and security.

o

Any significant findings and recommendations of the independent registered public accountants together with management's responses thereto.

•

Provide a report of the Audit Committee's findings that result from its financial reporting oversight responsibilities including representation that the Audit Committee has:

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Discussed with the independent registered public accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended,

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Received and reviewed the written disclosures and the letter from the independent registered public accountants required by Independence Discussions with Audit Committees, as amended, by the Independence Standards Board,

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Discussed with the auditors the auditors' independence.

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This report from the Audit Committee is to be included in proxy statements filed by the Company.

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Conduct an annual quality discussion with the independent registered public accountants wherein the independent registered public accountants discuss their judgment about the quality, not just the acceptability, of the Company's accounting principles as applied in it financial reporting.

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Assess independent auditor performance.